                                                                    Exhibit 5(a)

--------------------------------------------------------------------------------

           LIFE INSURED    JOHN M. DOE

           POLICY NUMBER   12 345 678

--------------------------------------------------------------------------------




FLEXIBLE PREMIUM VARIABLE LIFE        CASH SURRENDER VALUES AND BENEFITS FOR A
INSURANCE POLICY.                     PORTION OF THE POLICY VALUES ALLOCATED TO
PAYABLE ON LIFE INSURED'S DEATH.      AN INVESTMENT ACCOUNT REFLECT THE
ADJUSTABLE DEATH BENEFIT.             INVESTMENT EXPERIENCE OF THE UNDERLYING
FLEXIBLE PREMIUMS PAYABLE TO ATTAINED SUB-ACCOUNTS. INVESTMENT OPTIONS ARE
AGE 100 DURING THE LIFE INSURED'S     DESCRIBED IN THE POLICY VALUE COMPOSITION
LIFETIME.                             AND THE INVESTMENT OPTIONS PROVISIONS.
                                      NON-PARTICIPATING (NOT ELIGIBLE FOR
                                      DIVIDENDS).



--------------------------------------------------------------------------------


In this policy "you" and "your" refer to the owner of the policy. "We", "us" and "our" refer to The Manufacturers Life Insurance Company of America.

If the life insured dies while the policy is in force, we will pay the Insurance Benefit to the beneficiary, subject to the provisions of the policy. The life insured and the beneficiary are named in the Policy Information section of this policy and in the application for this policy, a copy of which is attached to this policy. The death benefit is described in the Insurance Benefit provision.

YOUR NET PREMIUMS ARE ADDED TO YOUR POLICY VALUE. YOU MAY ALLOCATE THEM TO ONE OR MORE OF THE INVESTMENT ACCOUNTS AND TO THE FIXED ACCOUNT.

THE PORTION OF YOUR POLICY VALUE THAT IS IN AN INVESTMENT ACCOUNT WILL VARY FROM DAY TO DAY. THE AMOUNT IS NOT GUARANTEED; IT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE UNDERLYING SUB-ACCOUNTS FOR THE INVESTMENT ACCOUNTS THAT YOU HAVE CHOSEN.

THE PORTION OF YOUR POLICY VALUE THAT IS IN THE FIXED ACCOUNT WILL ACCUMULATE, AFTER DEDUCTIONS, AT RATES OF INTEREST WE DETERMINE. SUCH RATES WILL NOT BE LESS THAN THE EFFECTIVE ANNUAL FIXED ACCOUNT RATE SHOWN ON PAGE 3.2.

THE AMOUNT OF THE INSURANCE BENEFIT, OR THE DURATION OF THE INSURANCE COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS AND MAY INCREASE OR DECREASE AS DESCRIBED IN THE INSURANCE BENEFIT PROVISION.

READ YOUR POLICY CAREFULLY.  IT IS A CONTRACT BETWEEN YOU AND US.

RIGHT TO RETURN POLICY. WITHIN TEN DAYS AFTER YOU RECEIVE YOUR POLICY, YOU CAN RETURN THE POLICY FOR CANCELLATION BY DELIVERING OR MAILING IT TO US OR THE AGENT WHO SOLD IT. IMMEDIATELY ON DELIVERY OR MAILING, THE POLICY WILL BE VOID FROM THE BEGINNING. WE WILL REFUND IN FULL THE PAYMENT MADE.

--------------------------------------------------------------------------------

   THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
   A STOCK COMPANY


   /s/ ??????                   /s/ ???????                     [logo]
President                       Secretary                MANULIFE FINANCIAL


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                        PAGE

Policy Information........................................................3
Table Of Guaranteed Maximum Cost Of Insurance Rates.......................4
Definitions...............................................................5
Qualification As Life Insurance...........................................6
Payment of Premiums.......................................................6
No-Lapse Guarantee........................................................7
Policy Termination........................................................8
Reinstatement.............................................................8
Insurance Benefit.........................................................9
Policy Value.............................................................10
Policy Value Composition.................................................11
Policy Loan Conditions...................................................12
Surrender And Withdrawals................................................13
Changing The Death Benefit Option Or The Face Amount.....................15
Right To Cancel Increases................................................17
Separate Account And Sub-Accounts........................................17
Investment Options.......................................................18
Age And Sex..............................................................19
Suicide..................................................................19
Protection Against Creditors.............................................19
Currency And Place Of Payment............................................20
Contract.................................................................20
Validity.................................................................20
Non-Participating........................................................20
Annual Statement.........................................................20
Tax Considerations.......................................................20
Right To Postpone Payment Of Benefits....................................21
Beneficiary..............................................................21
Ownership And Assignment.................................................21
How Values Are Computed..................................................22

Any endorsements, any supplementary benefits, and a copy of the application, follow page 22.

                          POLICY INFORMATION

   LIFE INSURED    JOHN M. DOE                    AGE AT POLICY DATE:      35

  POLICY NUMBER    12 345 678                     POLICY DATE:   NOV  1, 2000
                                                   ISSUE DATE:   NOV  1, 2000


          OWNER    JOHN M. DOE

    BENEFICIARY    AS DESIGNATED IN THE APPLICATION OR SUBSEQUENTLY CHANGED

   PREMIUM MODE    ANNUALLY

   BEGINNING ON
 MON  DAY  YEAR    PLANNED PREMIUM
 NOV  01   2000    $1,500.00

 GOVERNING LAW     ALASKA



This policy provides life insurance coverage for the lifetime of the life insured if sufficient premiums are paid. Premium payments in addition to the planned premium shown may need to be made to keep this policy and coverage in force.

Changes in the current cost of insurance rates; the amount, timing and frequency of the planned premium; the interest rate being credited to the fixed account; the investment experience of the sub-accounts; changes to the death benefit option; changes in the face amount; loan activity; and partial withdrawals or monthly deductions for any supplementary benefits that apply and are attached to this policy will affect the period of coverage. Also refer to the "Policy Termination" provision of your policy.



Plan details, risk classification and additional rating are shown on the next page.


                                    Page 3.0A

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678





               LIFE INSURED    JOHN M. DOE

              POLICY NUMBER    12 345 678

                       PLAN FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE NON-PARTICIPATING

                FACE AMOUNT    $100,000.00

              DEATH BENEFIT    OPTION 1

                        SEX    MALE

                       RISK
             CLASSIFICATION    NON-SMOKER, STANDARD CLASS

                 ADDITIONAL
                     RATING    NOT APPLICABLE





                                    Page 3.0B

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

                                TABLE OF CHARGES



PREMIUM CHARGE:

      A CHARGE NOT TO EXCEED, FOR THE FIRST 10 POLICY YEARS, 7.50% OF EACH PREMIUM PAID, AND THEREAFTER 5.00% OF EACH PREMIUM PAID.

ADMINISTRATION CHARGE:

A MONTHLY CHARGE NOT TO EXCEED:

      (I) A FLAT AMOUNT OF $40.00 DURING THE FIRST 5 POLICY YEARS, AND $20.00 THEREAFTER, PLUS

      (II) FOR THE INITIAL FACE AMOUNT, $0.1950 PER $1,000 OF FACE AMOUNT DURING THE FIRST 5 POLICY YEARS, AND $0.0250 THEREAFTER. IN THE FIRST 10 POLICY YEARS THIS CHARGE WILL APPLY TO THE FACE AMOUNT AT ISSUE. THEREAFTER IT WILL APPLY TO THE INITIAL FACE AMOUNT LESS ANY DECREASE TO THAT AMOUNT; PLUS

      (III) FOR AN INCREASE IN FACE AMOUNT, THE APPLICABLE RATES PER $1,000 OF FACE AMOUNT INCREASE, AS DETERMINED FROM THE TABLE ON PAGE 3.1A (CONT'D). IN THE FIRST 10 YEARS AFTER AN INCREASE THIS CHARGE WILL APPLY TO THE AMOUNT OF SUCH INCREASE. THEREAFTER IT WILL APPLY TO THE AMOUNT OF THE INCREASE LESS ANY DECREASES TO THAT AMOUNT

ASSET-BASED RISK CHARGE:

      A MONTHLY CHARGE NOT TO EXCEED 0.0375% DEDUCTED FROM EACH INVESTMENT ACCOUNT.

COST OF INSURANCE CHARGE:

      SEE THE MONTHLY DEDUCTIONS SECTION OF THE POLICY VALUE PROVISION FOR DETAILS. THE COST OF ANY SUPPLEMENTARY BENEFIT IS DESCRIBED IN THE SUPPLEMENTARY BENEFIT PAGE ATTACHED TO THIS POLICY.



                                    Page 3.1A

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

                                TABLE OF CHARGES



PREMIUM CHARGE:

      A CHARGE NOT TO EXCEED, FOR THE FIRST 10 POLICY YEARS, 8.50% OF EACH PREMIUM PAID, AND THEREAFTER 5.50% OF EACH PREMIUM PAID.

ADMINISTRATION CHARGE:

A MONTHLY CHARGE NOT TO EXCEED:

      (I) A FLAT AMOUNT OF $40.00 DURING THE FIRST 5 POLICY YEARS, AND $20.00 THEREAFTER, PLUS

      (II) FOR THE INITIAL FACE AMOUNT, $0.1950 PER $1,000 OF FACE AMOUNT DURING THE FIRST 5 POLICY YEARS, AND $0.0250 THEREAFTER. IN THE FIRST 10 POLICY YEARS THIS CHARGE WILL APPLY TO THE FACE AMOUNT AT ISSUE. THEREAFTER IT WILL APPLY TO THE INITIAL FACE AMOUNT LESS ANY DECREASE TO THAT AMOUNT; PLUS

      (III) FOR AN INCREASE IN FACE AMOUNT, THE APPLICABLE RATES PER $1,000 OF FACE AMOUNT INCREASE, AS DETERMINED FROM THE TABLE ON PAGE 3.1A (CONT'D). IN THE FIRST 10 YEARS AFTER AN INCREASE THIS CHARGE WILL APPLY TO THE AMOUNT OF SUCH INCREASE. THEREAFTER IT WILL APPLY TO THE AMOUNT OF THE INCREASE LESS ANY DECREASES TO THAT AMOUNT

ASSET-BASED RISK CHARGE:

      A MONTHLY CHARGE NOT TO EXCEED 0.0375% DEDUCTED FROM EACH INVESTMENT ACCOUNT.

COST OF INSURANCE CHARGE:

      SEE THE MONTHLY DEDUCTIONS SECTION OF THE POLICY VALUE PROVISION FOR DETAILS. THE COST OF ANY SUPPLEMENTARY BENEFIT IS DESCRIBED IN THE SUPPLEMENTARY BENEFIT PAGE ATTACHED TO THIS POLICY.



(THIS ALTERNATIVE PAGE APPLIES WHEN THE CASH VALUE ENHANCEMENT SUPPLEMENTARY BENEFIT IS INCLUDED IN THE POLICY)


                                    Page 3.1A

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

                                TABLE OF CHARGES


PREMIUM CHARGE:

      A CHARGE NOT TO EXCEED, FOR THE FIRST 10 POLICY YEARS, 3.25% OF EACH PREMIUM PAID, AND THEREAFTER 2.25% OF EACH PREMIUM PAID.

ADMINISTRATION CHARGE:

A MONTHLY CHARGE NOT TO EXCEED:

      (I) A FLAT AMOUNT OF $40.00 DURING THE FIRST 5 POLICY YEARS, AND $20.00 THEREAFTER, PLUS

      (II) FOR THE INITIAL FACE AMOUNT, $0.1950 PER $1,000 OF FACE AMOUNT DURING THE FIRST 5 POLICY YEARS, AND $0.0250 THEREAFTER. IN THE FIRST 10 POLICY YEARS THIS CHARGE WILL APPLY TO THE FACE AMOUNT AT ISSUE. THEREAFTER IT WILL APPLY TO THE INITIAL FACE AMOUNT LESS ANY DECREASE TO THAT AMOUNT; PLUS

      (III) FOR AN INCREASE IN FACE AMOUNT, THE APPLICABLE RATES PER $1,000 OF FACE AMOUNT INCREASE, AS DETERMINED FROM THE TABLE ON PAGE 3.1A (CONT'D). IN THE FIRST 10 YEARS AFTER AN INCREASE THIS CHARGE WILL APPLY TO THE AMOUNT OF SUCH INCREASE. THEREAFTER IT WILL APPLY TO THE AMOUNT OF THE INCREASE LESS ANY DECREASES TO THAT AMOUNT

ASSET-BASED RISK CHARGE:

      A MONTHLY CHARGE NOT TO EXCEED, FOR THE FIRST 15 POLICY YEARS, 0.1084% DEDUCTED FROM EACH INVESTMENT ACCOUNT, AND THEREAFTER 0.0459%.

COST OF INSURANCE CHARGE:

      SEE THE MONTHLY DEDUCTIONS SECTION OF THE POLICY VALUE PROVISION FOR DETAILS. THE COST OF ANY SUPPLEMENTARY BENEFIT IS DESCRIBED IN THE SUPPLEMENTARY BENEFIT PAGE ATTACHED TO THIS POLICY.


(THIS ALTERNATIVE PAGE APPLIES WHEN THE CASH VALUE ENHANCEMENT PLUS SUPPLEMENTARY BENEFIT IS INCLUDED IN THE POLICY)


                                    Page 3.1A

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

                                TABLE OF CHARGES

                         TABLE OF ADMINISTRATION CHARGE
             MAXIMUM MONTHLY RATE PER $1,000 OF FACE AMOUNT INCREASE


   LIFE INSURED'S      Rate for First       Rate for                   LIFE INSURED'S     Rate for First       Rate for
  ATTAINED AGE ON      5 Years after    Subsequent Years              ATTAINED AGE ON     5 Years after    Subsequent Years
      DATE OF           the Increase            $                         DATE OF          the Increase           $
      INCREASE               $                                            INCREASE              $
    25 and under           0.105              0.025                          56               0.552             0.110
         26                0.114              0.025                          57               0.568             0.115
         27                0.123              0.025                          58               0.585             0.120
         28                0.132              0.025                          59               0.601             0.125
         29                0.141              0.025                          60               0.618             0.130
         30                0.150              0.025                          61               0.634             0.135
         31                0.159              0.025                          62               0.651             0.140
         32                0.168              0.025                          63               0.667             0.145
         33                0.177              0.025                          64               0.684             0.150
         34                0.186              0.025                          65               0.700             0.155
         35                0.195              0.025                          66               0.715             0.165
         36                0.205              0.029                          67               0.730             0.174
         37                0.214              0.032                          68               0.745             0.184
         38                0.224              0.036                          69               0.760             0.193
         39                0.233              0.039                          70               0.775             0.203
         40                0.243              0.043                          71               0.790             0.212
         41                0.252              0.046                          72               0.805             0.222
         42                0.262              0.050                          73               0.820             0.231
         43                0.271              0.053                          74               0.835             0.241
         44                0.281              0.057                          75               0.850             0.250
         45                0.290              0.060                          76               0.873             0.275
         46                0.315              0.065                          77               0.895             0.300
         47                0.339              0.069                          78               0.918             0.325
         48                0.364              0.074                          79               0.940             0.350
         49                0.388              0.078                          80               0.963             0.375
         50                0.413              0.083                          81               0.985             0.400
         51                0.437              0.087                          82               1.008             0.425
         52                0.462              0.092                          83               1.030             0.450
         53                0.486              0.096                          84               1.053             0.475
         54                0.511              0.101                     85 and over           1.075             0.500
         55                0.535              0.105

(THIS PAGE APPLIES WHEN DEATH BENEFIT OPTION 1 OR OPTION 3 IS IN EFFECT AT
ISSUE.)


                               Page 3.1A (cont'd)

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

                                TABLE OF CHARGES

                         TABLE OF ADMINISTRATION CHARGE
             MAXIMUM MONTHLY RATE PER $1,000 OF FACE AMOUNT INCREASE

   LIFE INSURED'S      Rate for First       Rate for                   LIFE INSURED'S     Rate for First       Rate for
  ATTAINED AGE ON      5 Years after    Subsequent Years              ATTAINED AGE ON     5 Years after    Subsequent Years
      DATE OF           the Increase            $                         DATE OF          the Increase           $
      INCREASE               $                                            INCREASE              $
    25 and under           0.215              0.025                          56               0.563             0.156
         26                0.223              0.027                          57               0.606             0.172
         27                0.231              0.028                          58               0.649             0.188
         28                0.239              0.030                          59               0.692             0.204
         29                0.247              0.031                          60               0.735             0.220
         30                0.255              0.033                          61               0.778             0.236
         31                0.263              0.034                          62               0.821             0.252
         32                0.271              0.036                          63               0.864             0.268
         33                0.279              0.037                          64               0.907             0.284
         34                0.287              0.039                          65               0.950             0.300
         35                0.295              0.040                          66               0.950             0.300
         36                0.310              0.045                          67               0.950             0.300
         37                0.324              0.050                          68               0.950             0.300
         38                0.339              0.055                          69               0.950             0.300
         39                0.353              0.060                          70               0.950             0.300
         40                0.368              0.065                          71               0.950             0.300
         41                0.382              0.070                          72               0.950             0.300
         42                0.397              0.075                          73               0.950             0.300
         43                0.411              0.080                          74               0.950             0.300
         44                0.426              0.085                          75               0.950             0.300
         45                0.440              0.090                          76               0.970             0.328
         46                0.448              0.095                          77               0.990             0.355
         47                0.456              0.100                          78               1.010             0.383
         48                0.464              0.105                          79               1.030             0.410
         49                0.472              0.110                          80               1.050             0.438
         50                0.480              0.115                          81               1.070             0.465
         51                0.488              0.120                          82               1.090             0.493
         52                0.496              0.125                          83               1.110             0.520
         53                0.504              0.130                          84               1.130             0.548
         54                0.512              0.135                     85 and over           1.150             0.575
         55                0.520              0.140


(THIS ALTERNATIVE PAGE APPLIES WHEN DEATH BENEFIT OPTION 2 IS IN EFFECT AT
ISSUE.)

                               Page 3.1A (cont'd)

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

SURRENDER CHARGE:

A SURRENDER CHARGE WILL BE DEDUCTED FROM YOUR POLICY VALUE UNDER CERTAIN CONDITIONS AND WILL REDUCE OVER TIME ACCORDING TO THE GRADING PERCENTAGES SHOWN IN THE TABLE BELOW. SEE THE POLICY VALUE, CHANGING THE DEATH BENEFIT OPTION OR FACE AMOUNT, SURRENDER AND WITHDRAWALS PROVISIONS FOR DETAILS.

THE SURRENDER CHARGE IS DETERMINED AS FOLLOWS:

FOR THE INITIAL FACE AMOUNT

(I)   AN AMOUNT NOT EXCEEDING $7.00 MULTIPLIED BY EACH $1,000 OF FACE AMOUNT;
      PLUS

(II) A PERCENTAGE NOT EXCEEDING 80.0% OF THE LESSER OF THE SUM OF PREMIUMS PAID IN THE FIRST TWO POLICY YEARS OR THE SURRENDER CHARGE PREMIUM LIMIT SHOWN ON PAGE 3.2.

FOR AN INCREASE IN FACE AMOUNT

(I) AN AMOUNT NOT EXCEEDING THE AMOUNT APPLICABLE TO THE LIFE INSURED'S ATTAINED AGE AT THE DATE OF THE INCREASE AS DETERMINED FROM THE TABLE ON PAGE 3.1C, MULTIPLIED BY EACH $ 1,000 OF FACE AMOUNT INCREASE; PLUS

(II) A PERCENTAGE NOT EXCEEDING 80.0% OF THE LESSER OF THE SUM OF PREMIUMS ATTRIBUTABLE TO AN INCREASE IN THE FIRST TWO YEARS AFTER IT TAKES EFFECT OR THE SURRENDER CHARGE PREMIUM LIMIT FOR THE INCREASE.


         TABLE OF GRADING PERCENTAGES DURING THE SURRENDER CHARGE PERIOD
        (APPLICABLE TO THE INITIAL FACE AMOUNT AND SUBSEQUENT INCREASES)
             THE GRADING PERCENTAGES WILL NOT EXCEED THE FOLLOWING:

          SURRENDER                        GRADING
        CHARGE PERIOD                    PERCENTAGE
              1                             100%
              2                              90%
              3                              80%
              4                              70%
              5                              60%
              6                              50%
              7                              40%
              8                              30%
              9                              20%
             10                              10%
             11                               0%

      GRADING PERCENTAGE SHOWN IS AT BEGINNING OF POLICY YEAR. PROPORTIONATE GRADING PERCENTAGE APPLIES FOR OTHER POLICY MONTHS.


                                    Page 3.1B

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

SURRENDER CHARGE (CONTINUED):







                TABLE OF GUARANTEED SURRENDER CHARGE PER $ 1,000
                             OF FACE AMOUNT INCREASE


                 LIFE                              NOT TO EXCEED
               INSURED'S                              RATE OF
             ATTAINED AGE                                $

             25 AND UNDER                              7.75
               26 TO 35                                7.00
               36 TO 45                                6.00
               46 TO 55                                4.25
               56 TO 65                                3.75
                OVER 65                                2.50




                                    Page 3.1C

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

                                 TABLE OF VALUES


            REFER TO YOUR POLICY PROVISIONS FOR DETAILS ON THE TERMS
                        AND VALUES SHOWN IN THIS TABLE.


LIFE INSURANCE QUALIFICATION TEST                          GUIDELINE
                                                           PREMIUM TEST
       GUIDELINE SINGLE PREMIUM                            $ 22,388.63
       GUIDELINE LEVEL PREMIUM                             $ 1,712.71

NO-LAPSE GUARANTEE PREMIUM                                 $ 791.00
NO-LAPSE GUARANTEE PERIOD                                  FIRST 20 POLICY
                                                           YEARS
MINIMUM FACE AMOUNT                                        $100,000.00

MINIMUM FACE AMOUNT INCREASE OR DECREASE                   $50,000.00

TRANSFER FEE                                               NOT TO EXCEED $25.00
(FOR EACH TRANSFER IN EXCESS OF 12 IN A POLICY YEAR)

ASSET ALLOCATION BALANCER CHARGE                           NOT TO EXCEED $15.00

DOLLAR COST AVERAGING CHARGE                               NOT TO EXCEED $5.00

FIXED ACCOUNT MAXIMUM TRANSFER PERCENTAGE                  15%

FIXED ACCOUNT MAXIMUM TRANSFER AMOUNT                      $500.00

FIXED ACCOUNT RATE                                         3%

LOAN INTEREST CHARGED RATE
        FIRST 10 POLICY YEARS                              5.25%
        THEREAFTER                                         4.00%

MAXIMUM LOAN INTEREST CREDITED DIFFERENTIAL
        FIRST 10 POLICY YEARS                              1.25%
        THEREAFTER                                         0.50%

DEATH BENEFIT DISCOUNT FACTOR                              1.0024663

SURRENDER CHARGE PREMIUM LIMIT                             $ 1,079.25




                                    Page 3.2

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

                                 TABLE OF VALUES


            REFER TO YOUR POLICY PROVISIONS FOR DETAILS ON THE TERMS
                        AND VALUES SHOWN IN THIS TABLE.


LIFE INSURANCE QUALIFICATION TEST                          GUIDELINE
                                                           PREMIUM TEST
       GUIDELINE SINGLE PREMIUM                            $ 22,633.31
       GUIDELINE LEVEL PREMIUM                             $ 1,725.00

NO-LAPSE GUARANTEE PREMIUM                                 $ 798.00

NO-LAPSE GUARANTEE PERIOD                                  FIRST 20 POLICY
                                                           YEARS
MINIMUM FACE AMOUNT                                        $100,000.00

MINIMUM FACE AMOUNT INCREASE OR DECREASE                   $50,000.00

TRANSFER FEE                                               NOT TO EXCEED $25.00
(FOR EACH TRANSFER IN EXCESS OF 12 IN A POLICY YEAR)

ASSET ALLOCATION BALANCER CHARGE                           NOT TO EXCEED $15.00

DOLLAR COST AVERAGING CHARGE                               NOT TO EXCEED $5.00

FIXED ACCOUNT MAXIMUM TRANSFER PERCENTAGE                  15%

FIXED ACCOUNT MAXIMUM TRANSFER AMOUNT                      $500.00

FIXED ACCOUNT RATE                                         3%

LOAN INTEREST CHARGED RATE
        FIRST 10 POLICY YEARS                              5.25%
        THEREAFTER                                         4.00%

MAXIMUM LOAN INTEREST CREDITED DIFFERENTIAL
        FIRST 10 POLICY YEARS                              1.25%
        THEREAFTER                                         0.50%

DEATH BENEFIT DISCOUNT FACTOR                              1.0024663

SURRENDER CHARGE PREMIUM LIMIT                             $ 1,079.25



(THIS ALTERNATIVE PAGE APPLIES WHEN THE CASH VALUE ENHANCEMENT SUPPLEMENTARY BENEFIT IS INCLUDED IN THE POLICY)


                                    Page 3.2

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

                                 TABLE OF VALUES


            REFER TO YOUR POLICY PROVISIONS FOR DETAILS ON THE TERMS
                        AND VALUES SHOWN IN THIS TABLE.


LIFE INSURANCE QUALIFICATION TEST                        CASH VALUE
                                                         ACCUMULATION TEST
NO-LAPSE GUARANTEE PREMIUM                               $ 798.00

NO-LAPSE GUARANTEE PERIOD                                FIRST 20 POLICY
                                                         YEARS
MINIMUM FACE AMOUNT                                      $100,000.00

MINIMUM FACE AMOUNT INCREASE OR DECREASE                 $50,000.00

TRANSFER FEE                                             NOT TO EXCEED $25.00
(FOR EACH TRANSFER IN EXCESS OF 12 IN A POLICY YEAR)

ASSET ALLOCATION BALANCER CHARGE                         NOT TO EXCEED $15.00

DOLLAR COST AVERAGING CHARGE                             NOT TO EXCEED $5.00

FIXED ACCOUNT MAXIMUM TRANSFER PERCENTAGE                15%

FIXED ACCOUNT MAXIMUM TRANSFER AMOUNT                    $500.00

FIXED ACCOUNT RATE                                       3%

LOAN INTEREST CHARGED RATE
        FIRST 10 POLICY YEARS                            5.25%
        THEREAFTER                                       4.00%

MAXIMUM LOAN INTEREST CREDITED DIFFERENTIAL
        FIRST 10 POLICY YEARS                            1.25%
        THEREAFTER                                       0.50%

DEATH BENEFIT DISCOUNT FACTOR                            1.0024663

SURRENDER CHARGE PREMIUM LIMIT                           $ 1,079.25



(THIS ALTERNATIVE PAGE APPLIES WHEN THE CASH VALUE ACCUMULATION TEST IS ELECTED AND THE CASH VALUE ENHANCEMENT SUPPLEMENTARY BENEFIT IS INCLUDED IN THE POLICY)


                                    Page 3.2

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

                                 TABLE OF VALUES


            REFER TO YOUR POLICY PROVISIONS FOR DETAILS ON THE TERMS
                        AND VALUES SHOWN IN THIS TABLE.


LIFE INSURANCE QUALIFICATION TEST                          GUIDELINE
                                                           PREMIUM TEST
       GUIDELINE SINGLE PREMIUM                            $ 23,994.57
       GUIDELINE LEVEL PREMIUM                             $ 1,710.33

NO-LAPSE GUARANTEE PREMIUM                                 $ 769.00

NO-LAPSE GUARANTEE PERIOD                                  FIRST 20 POLICY
                                                           YEARS
MINIMUM FACE AMOUNT                                        $100,000.00

MINIMUM FACE AMOUNT INCREASE OR DECREASE                   $50,000.00

TRANSFER FEE                                               NOT TO EXCEED $25.00
(FOR EACH TRANSFER IN EXCESS OF 12 IN A POLICY YEAR)

ASSET ALLOCATION BALANCER CHARGE                           NOT TO EXCEED $15.00

DOLLAR COST AVERAGING CHARGE                               NOT TO EXCEED $5.00

FIXED ACCOUNT MAXIMUM TRANSFER PERCENTAGE                  15%

FIXED ACCOUNT MAXIMUM TRANSFER AMOUNT                      $500.00

FIXED ACCOUNT RATE                                         3%

LOAN INTEREST CHARGED RATE
        FIRST 10 POLICY YEARS                              5.25%
        THEREAFTER                                         4.00%

MAXIMUM LOAN INTEREST CREDITED DIFFERENTIAL
        FIRST 10 POLICY YEARS                              1.25%
        THEREAFTER                                         0.50%

DEATH BENEFIT DISCOUNT FACTOR                              1.0024663

SURRENDER CHARGE PREMIUM LIMIT                             $ 1,079.25



(THIS ALTERNATIVE PAGE APPLIES WHEN THE CASH VALUE ENHANCEMENT PLUS SUPPLEMENTARY BENEFIT IS INCLUDED IN THE POLICY)


                                    Page 3.2

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

                                 TABLE OF VALUES


            REFER TO YOUR POLICY PROVISIONS FOR DETAILS ON THE TERMS
                        AND VALUES SHOWN IN THIS TABLE.


LIFE INSURANCE QUALIFICATION TEST                          CASH VALUE
                                                           ACCUMULATION TEST
NO-LAPSE GUARANTEE PREMIUM                                 $ 769.00

NO-LAPSE GUARANTEE PERIOD                                  FIRST 20 POLICY
                                                           YEARS
MINIMUM FACE AMOUNT                                        $100,000.00

MINIMUM FACE AMOUNT INCREASE OR DECREASE                   $50,000.00

TRANSFER FEE                                               NOT TO EXCEED $25.00
(FOR EACH TRANSFER IN EXCESS OF 12 IN A POLICY YEAR)

ASSET ALLOCATION BALANCER CHARGE                           NOT TO EXCEED $15.00

DOLLAR COST AVERAGING CHARGE                               NOT TO EXCEED $5.00

FIXED ACCOUNT MAXIMUM TRANSFER PERCENTAGE                  15%

FIXED ACCOUNT MAXIMUM TRANSFER AMOUNT                      $500.00

FIXED ACCOUNT RATE                                         3%

LOAN INTEREST CHARGED RATE
        FIRST 10 POLICY YEARS                              5.25%
        THEREAFTER                                         4.00%

MAXIMUM LOAN INTEREST CREDITED DIFFERENTIAL
        FIRST 10 POLICY YEARS                              1.25%
        THEREAFTER                                         0.50%

DEATH BENEFIT DISCOUNT FACTOR                              1.0024663

SURRENDER CHARGE PREMIUM LIMIT                             $ 1,079.25



(THIS ALTERNATIVE PAGE APPLIES WHEN THE CASH VALUE ACCUMULATION TEST IS ELECTED AND THE CASH VALUE ENHANCEMENT PLUS SUPPLEMENTARY BENEFIT IS INCLUDED IN THE POLICY)

                                    Page 3.2

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

                                 TABLE OF VALUES


            REFER TO YOUR POLICY PROVISIONS FOR DETAILS ON THE TERMS
                        AND VALUES SHOWN IN THIS TABLE.


LIFE INSURANCE QUALIFICATION TEST                         CASH VALUE
                                                          ACCUMULATION TEST
NO-LAPSE GUARANTEE PREMIUM                                $ 791.00

NO-LAPSE GUARANTEE PERIOD                                 FIRST 20 POLICY
                                                          YEARS
MINIMUM FACE AMOUNT                                       $100,000.00

MINIMUM FACE AMOUNT INCREASE OR DECREASE                  $50,000.00

TRANSFER FEE                                              NOT TO EXCEED $25.00
(FOR EACH TRANSFER IN EXCESS OF 12 IN A POLICY YEAR)

ASSET ALLOCATION BALANCER CHARGE                          NOT TO EXCEED $15.00

DOLLAR COST AVERAGING CHARGE                              NOT TO EXCEED $5.00

FIXED ACCOUNT MAXIMUM TRANSFER PERCENTAGE                 15%

FIXED ACCOUNT MAXIMUM TRANSFER AMOUNT                     $500.00

FIXED ACCOUNT RATE                                        3%

LOAN INTEREST CHARGED RATE
        FIRST 10 POLICY YEARS                             5.25%
        THEREAFTER                                        4.00%

MAXIMUM LOAN INTEREST CREDITED DIFFERENTIAL
        FIRST 10 POLICY YEARS                             1.25%
        THEREAFTER                                        0.50%

DEATH BENEFIT DISCOUNT FACTOR                             1.0024663

SURRENDER CHARGE PREMIUM LIMIT                            $ 1,079.25



(THIS ALTERNATIVE PAGE APPLIES WHEN THE CASH VALUE ACCUMULATION TEST IS ELECTED)


                                    Page 3.2

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

                                 TABLE OF VALUES


            REFER TO YOUR POLICY PROVISIONS FOR DETAILS ON THE TERMS
                        AND VALUES SHOWN IN THIS TABLE.


LIFE INSURANCE QUALIFICATION TEST                         GUIDELINE
                                                          PREMIUM TEST
       GUIDELINE SINGLE PREMIUM                           $ XXXX.XX
       GUIDELINE LEVEL PREMIUM                            $ XXXX.XX

NO-LAPSE GUARANTEE PREMIUM                                $ XXX.XX

NO-LAPSE GUARANTEE PERIOD                                 FIRST 20 POLICY
                                                          YEARS
MINIMUM FACE AMOUNT                                       $100,000.00

MINIMUM FACE AMOUNT INCREASE OR DECREASE                  $50,000.00

TRANSFER FEE                                              NOT TO EXCEED $25.00
(FOR EACH TRANSFER IN EXCESS OF 12 IN A POLICY YEAR)

ASSET ALLOCATION BALANCER CHARGE                          NOT TO EXCEED $15.00

DOLLAR COST AVERAGING CHARGE                              NOT TO EXCEED $5.00

FIXED ACCOUNT MAXIMUM TRANSFER PERCENTAGE                 15%

FIXED ACCOUNT MAXIMUM TRANSFER AMOUNT                     $500.00

FIXED ACCOUNT RATE                                        3%

LOAN INTEREST CHARGED RATE
        FIRST 10 POLICY YEARS                             5.25%
        THEREAFTER                                        4.00%

MAXIMUM LOAN INTEREST CREDITED DIFFERENTIAL
        FIRST 10 POLICY YEARS                             1.25%
        THEREAFTER                                        0.50%

DEATH BENEFIT DISCOUNT FACTOR                             X.XXXXXXX

SURRENDER CHARGE PREMIUM LIMIT                            $ XXXX.XX

DEATH BENEFIT GUARANTEE PREMIUM                           $ XXXX.XX

(THIS ALTERNATIVE PAGE APPLIES WHEN THE DEATH BENEFIT GUARANTEE IS IN EFFECT AT ISSUE)


                                    Page 3.2

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

                                 TABLE OF VALUES


            REFER TO YOUR POLICY PROVISIONS FOR DETAILS ON THE TERMS
                        AND VALUES SHOWN IN THIS TABLE.


LIFE INSURANCE QUALIFICATION TEST                           CASH VALUE
                                                            ACCUMULATION TEST
NO-LAPSE GUARANTEE PREMIUM                                  $ XXX.XX

NO-LAPSE GUARANTEE PERIOD                                   FIRST 20 POLICY
                                                            YEARS

MINIMUM FACE AMOUNT                                         $100,000.00

MINIMUM FACE AMOUNT INCREASE OR DECREASE                    $50,000.00

TRANSFER FEE                                                NOT TO EXCEED $25.00
(FOR EACH TRANSFER IN EXCESS OF 12 IN A POLICY YEAR)

ASSET ALLOCATION BALANCER CHARGE                            NOT TO EXCEED $15.00

DOLLAR COST AVERAGING CHARGE                                NOT TO EXCEED $5.00

FIXED ACCOUNT MAXIMUM TRANSFER PERCENTAGE                   15%

FIXED ACCOUNT MAXIMUM TRANSFER AMOUNT                       $500.00

FIXED ACCOUNT RATE                                          3%

LOAN INTEREST CHARGED RATE
        FIRST 10 POLICY YEARS                               5.25%
        THEREAFTER                                          4.00%

MAXIMUM LOAN INTEREST CREDITED DIFFERENTIAL
        FIRST 10 POLICY YEARS                               1.25%
        THEREAFTER                                          0.50%

DEATH BENEFIT DISCOUNT FACTOR                               X.XXXXXXX

SURRENDER CHARGE PREMIUM LIMIT                              $ XXXX.XX

DEATH BENEFIT GUARANTEE PREMIUM                             $ XXXX.XX

(THIS ALTERNATIVE PAGE APPLIES WHEN THE DEATH BENEFIT GUARANTEE IS IN EFFECT AT ISSUE AND WHEN THE CASH VALUE ACCUMULATION TEST IS ELECTED)


                                    Page 3.2

               TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES
                   GUARANTEED MAXIMUM MONTHLY RATES PER $1,000
                              OF NET AMOUNT AT RISK

                             MALE, SMOKER, STANDARD

         LIFE                                         LIFE                                        LIFE
      INSURED'S                                    INSURED'S                                   INSURED'S
       ATTAINED               MONTHLY               ATTAINED              MONTHLY               ATTAINED              MONTHLY
         AGE                    RATE                  AGE                   RATE                  AGE                   RATE
                                 $                                           $                                           $
          0                   0.3483                   35                  0.2191                  70                 4.5400
          1                   0.0891                   36                  0.2341                  71                 4.9241
          2                   0.0825                   37                  0.2533                  72                 5.3608
          3                   0.0816                   38                  0.2750                  73                 5.8525
          4                   0.0791                   39                  0.3000                  74                 6.3883
          5                   0.0750                   40                  0.3283                  75                 6.9808
          6                   0.0716                   41                  0.3616                  76                 7.5916
          7                   0.0666                   42                  0.3958                  77                 8.2100
          8                   0.0633                   43                  0.4350                  78                 8.8258
          9                   0.0616                   44                  0.4758                  79                 9.4575
          10                  0.0608                   45                  0.5225                  80                10.1325
          11                  0.0641                   46                  0.5691                  81                10.8675
          12                  0.0708                   47                  0.6200                  82                11.6833
          13                  0.0825                   48                  0.6733                  83                12.5858
          14                  0.0958                   49                  0.7333                  84                13.5408
          15                  0.1375                   50                  0.7966                  85                14.5166
          16                  0.1558                   51                  0.8700                  86                15.4816
          17                  0.1708                   52                  0.9516                  87                16.4216
          18                  0.1800                   53                  1.0450                  88                17.4475
          19                  0.1883                   54                  1.1500                  89                18.4600
          20                  0.1925                   55                  1.2616                  90                19.4741
          21                  0.1941                   56                  1.3825                  91                20.5100
          22                  0.1916                   57                  1.5075                  92                21.6108
          23                  0.1883                   58                  1.6408                  93                23.0250
          24                  0.1841                   59                  1.7791                  94                24.8458
          25                  0.1783                   60                  1.9325                  95                27.4966
          26                  0.1733                   61                  2.1050                  96                32.0458
          27                  0.1716                   62                  2.2991                  97                40.0166
          28                  0.1700                   63                  2.5191                  98                54.8316
          29                  0.1716                   64                  2.7616                  99                83.3333
          30                  0.1750                   65                  3.0241
          31                  0.1808                   66                  3.2975
          32                  0.1866                   67                  3.5841
          33                  0.1958                   68                  3.8791
          34                  0.2066                   69                  4.1933



The above rates will be adjusted for any Additional Rating shown in the Policy Information section.

               TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES

                   GUARANTEED MAXIMUM MONTHLY RATES PER $1,000
                              OF NET AMOUNT AT RISK

                             MALE, SMOKER, PREFERRED


         LIFE                                         LIFE                                        LIFE
      INSURED'S                                    INSURED'S                                   INSURED'S
       ATTAINED               MONTHLY               ATTAINED              MONTHLY               ATTAINED              MONTHLY
         AGE                    RATE                  AGE                   RATE                  AGE                   RATE
                                 $                                           $                                           $
          0                    0.3483                  35                  0.2191                  70                 4.5400
          1                    0.0891                  36                  0.2341                  71                 4.9241
          2                    0.0825                  37                  0.2533                  72                 5.3608
          3                    0.0816                  38                  0.2750                  73                 5.8525
          4                    0.0791                  39                  0.3000                  74                 6.3883
          5                    0.0750                  40                  0.3283                  75                 6.9808
          6                    0.0716                  41                  0.3616                  76                 7.5916
          7                    0.0666                  42                  0.3958                  77                 8.2100
          8                    0.0633                  43                  0.4350                  78                 8.8258
          9                    0.0616                  44                  0.4758                  79                 9.4575
          10                   0.0608                  45                  0.5225                  80                10.1325
          11                   0.0641                  46                  0.5691                  81                10.8675
          12                   0.0708                  47                  0.6200                  82                11.6833
          13                   0.0825                  48                  0.6733                  83                12.5858
          14                   0.0958                  49                  0.7333                  84                13.5408
          15                   0.1375                  50                  0.7966                  85                14.5166
          16                   0.1558                  51                  0.8700                  86                15.4816
          17                   0.1708                  52                  0.9516                  87                16.4216
          18                   0.1800                  53                  1.0450                  88                17.4475
          19                   0.1883                  54                  1.1500                  89                18.4600
          20                   0.1925                  55                  1.2616                  90                19.4741
          21                   0.1941                  56                  1.3825                  91                20.5100
          22                   0.1916                  57                  1.5075                  92                21.6108
          23                   0.1883                  58                  1.6408                  93                23.0250
          24                   0.1841                  59                  1.7791                  94                24.8458
          25                   0.1783                  60                  1.9325                  95                27.4966
          26                   0.1733                  61                  2.1050                  96                32.0458
          27                   0.1716                  62                  2.2991                  97                40.0166
          28                   0.1700                  63                  2.5191                  98                54.8316
          29                   0.1716                  64                  2.7616                  99                83.3333
          30                   0.1750                  65                  3.0241
          31                   0.1808                  66                  3.2975
          32                   0.1866                  67                  3.5841
          33                   0.1958                  68                  3.8791
          34                   0.2066                  69                  4.1933

The above rates will be adjusted for any Additional Rating shown in the Policy Information section.

               TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES
                   GUARANTEED MAXIMUM MONTHLY RATES PER $1,000
                              OF NET AMOUNT AT RISK

                           MALE, NON-SMOKER, STANDARD


         LIFE                                         LIFE                                        LIFE
      INSURED'S                                    INSURED'S                                   INSURED'S
       ATTAINED               MONTHLY               ATTAINED              MONTHLY               ATTAINED              MONTHLY
         AGE                    RATE                  AGE                   RATE                  AGE                   RATE
                                 $                                           $                                           $
          0                    0.3483                  35                  0.1408                  70                  2.8858
          1                    0.0891                  36                  0.1475                  71                  3.2425
          2                    0.0825                  37                  0.1566                  72                  3.5466
          3                    0.0816                  38                  0.1666                  73                  3.9533
          4                    0.0791                  39                  0.1783                  74                  4.4100
          5                    0.0750                  40                  0.1908                  75                  4.9000
          6                    0.0716                  41                  0.2058                  76                  5.4216
          7                    0.0666                  42                  0.2208                  77                  5.9700
          8                    0.0633                  43                  0.2383                  78                  6.5391
          9                    0.0616                  44                  0.2558                  79                  7.1433
          10                   0.0608                  45                  0.2766                  80                  7.8058
          11                   0.0641                  46                  0.2991                  81                  8.5433
          12                   0.0708                  47                  0.3233                  82                  9.3766
          13                   0.0825                  48                  0.3491                  83                 10.3158
          14                   0.0958                  49                  0.3783                  84                 11.3425
          15                   0.1075                  50                  0.4091                  85                 12.4333
          16                   0.1191                  51                  0.4458                  86                 13.5666
          17                   0.1283                  52                  0.4883                  87                 14.7325
          18                   0.1333                  53                  0.5358                  88                 15.9075
          19                   0.1383                  54                  0.5908                  89                 17.1075
          20                   0.1400                  55                  0.6516                  90                 18.3491
          21                   0.1391                  56                  0.7191                  91                 19.6533
          22                   0.1366                  57                  0.7908                  92                 21.0625
          23                   0.1341                  58                  0.8683                  93                 22.6358
          24                   0.1308                  59                  0.9558                  94                 24.6375
          25                   0.1266                  60                  1.0533                  95                 27.4966
          26                   0.1233                  61                  1.1616                  96                 32.0458
          27                   0.1216                  62                  1.2850                  97                 40.0166
          28                   0.1200                  63                  1.4258                  98                 54.8316
          29                   0.1200                  64                  1.5850                  99                 83.3333
          30                   0.1200                  65                  1.7608
          31                   0.1225                  66                  1.9500
          32                   0.1250                  67                  2.1550
          33                   0.1291                  68                  2.3750
          34                   0.1341                  69                  2.6150


The above rates will be adjusted for any Additional Rating shown in the Policy Information section.

               TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES

                   GUARANTEED MAXIMUM MONTHLY RATES PER $1,000
                              OF NET AMOUNT AT RISK

                           MALE, NON-SMOKER, PREFERRED

         LIFE                                         LIFE                                        LIFE
      INSURED'S                                    INSURED'S                                   INSURED'S
       ATTAINED               MONTHLY               ATTAINED              MONTHLY               ATTAINED              MONTHLY
         AGE                    RATE                  AGE                   RATE                  AGE                   RATE
                                 $                                           $                                           $
           >
          0                    0.3483                  35                  0.1408                  70                  2.8858
          1                    0.0891                  36                  0.1475                  71                  3.2425
          2                    0.0825                  37                  0.1566                  72                  3.5466
          3                    0.0816                  38                  0.1666                  73                  3.9533
          4                    0.0791                  39                  0.1783                  74                  4.4100
          5                    0.0750                  40                  0.1908                  75                  4.9000
          6                    0.0716                  41                  0.2058                  76                  5.4216
          7                    0.0666                  42                  0.2208                  77                  5.9700
          8                    0.0633                  43                  0.2383                  78                  6.5391
          9                    0.0616                  44                  0.2558                  79                  7.1433
          10                   0.0608                  45                  0.2766                  80                  7.8058
          11                   0.0641                  46                  0.2991                  81                  8.5433
          12                   0.0708                  47                  0.3233                  82                  9.3766
          13                   0.0825                  48                  0.3491                  83                 10.3158
          14                   0.0958                  49                  0.3783                  84                 11.3425
          15                   0.1075                  50                  0.4091                  85                 12.4333
          16                   0.1191                  51                  0.4458                  86                 13.5666
          17                   0.1283                  52                  0.4883                  87                 14.7325
          18                   0.1333                  53                  0.5358                  88                 15.9075
          19                   0.1383                  54                  0.5908                  89                 17.1075
          20                   0.1400                  55                  0.6516                  90                 18.3491
          21                   0.1391                  56                  0.7191                  91                 19.6533
          22                   0.1366                  57                  0.7908                  92                 21.0625
          23                   0.1341                  58                  0.8683                  93                 22.6358
          24                   0.1308                  59                  0.9558                  94                 24.6375
          25                   0.1266                  60                  1.0533                  95                 27.4966
          26                   0.1233                  61                  1.1616                  96                 32.0458
          27                   0.1216                  62                  1.2850                  97                 40.0166
          28                   0.1200                  63                  1.4258                  98                 54.8316
          29                   0.1200                  64                  1.5850                  99                 83.3333
          30                   0.1200                  65                  1.7608
          31                   0.1225                  66                  1.9500
          32                   0.1250                  67                  2.1550
          33                   0.1291                  68                  2.3750
          34                   0.1341                  69                  2.6150

The above rates will be adjusted for any Additional Rating shown in the Policy Information section.

               TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES
                   GUARANTEED MAXIMUM MONTHLY RATES PER $1,000
                              OF NET AMOUNT AT RISK

                            FEMALE, SMOKER, STANDARD

         LIFE                                         LIFE                                        LIFE
      INSURED'S                                    INSURED'S                                   INSURED'S
       ATTAINED               MONTHLY               ATTAINED              MONTHLY               ATTAINED              MONTHLY
         AGE                    RATE                  AGE                   RATE                  AGE                   RATE
                                 $                                           $                                           $
          0                    0.2408                  35                  0.1616                  70                  2.3291
          1                    0.0725                  36                  0.1741                  71                  2.5375
          2                    0.0675                  37                  0.1900                  72                  2.7958
          3                    0.0658                  38                  0.2075                  73                  3.1108
          4                    0.0641                  39                  0.2275                  74                  3.4783
          5                    0.0633                  40                  0.2500                  75                  3.8866
          6                    0.0608                  41                  0.2775                  76                  4.3266
          7                    0.0600                  42                  0.3033                  77                  4.7883
          8                    0.0583                  43                  0.3300                  78                  5.2691
          9                    0.0575                  44                  0.3566                  79                  5.7841
          10                   0.0566                  45                  0.3841                  80                  6.3550
          11                   0.0575                  46                  0.4125                  81                  7.0000
          12                   0.0600                  47                  0.4425                  82                  7.7366
          13                   0.0625                  48                  0.4733                  83                  8.5725
          14                   0.0666                  49                  0.5066                  84                  9.5541
          15                   0.0783                  50                  0.5450                  85                 10.5350
          16                   0.0825                  51                  0.5833                  86                 11.6491
          17                   0.0866                  52                  0.6266                  87                 12.7225
          18                   0.0908                  53                  0.6775                  88                 13.9358
          19                   0.0941                  54                  0.7291                  89                 15.0891
          20                   0.0966                  55                  0.7833                  90                 16.4175
          21                   0.0983                  56                  0.8375                  91                 17.8333
          22                   0.1008                  57                  0.8891                  92                 19.3783
          23                   0.1025                  58                  0.9375                  93                 21.1291
          24                   0.1058                  59                  0.9875                  94                 23.2758
          25                   0.1075                  60                  1.0425                  95                 26.4433
          26                   0.1116                  61                  1.1133                  96                 31.3116
          27                   0.1150                  62                  1.1991                  97                 39.5808
          28                   0.1183                  63                  1.3150                  98                 54.6541
          29                   0.1233                  64                  1.4441                  99                 83.3333
          30                   0.1291                  65                  1.5891
          31                   0.1341                  66                  1.7325
          32                   0.1400                  67                  1.8816
          33                   0.1458                  68                  2.0166
          34                   0.1550                  69                  2.1683


The above rates will be adjusted for any Additional Rating shown in the Policy Information section.

               TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES

                   GUARANTEED MAXIMUM MONTHLY RATES PER $1,000
                              OF NET AMOUNT AT RISK

                            FEMALE, SMOKER, PREFERRED

         LIFE                                         LIFE                                        LIFE
      INSURED'S                                    INSURED'S                                   INSURED'S
       ATTAINED               MONTHLY               ATTAINED              MONTHLY               ATTAINED              MONTHLY
         AGE                    RATE                  AGE                   RATE                  AGE                   RATE
                                 $                                           $                                           $
         0                    0.2408                   35                   0.1616                 70                 2.3291
         1                    0.0725                   36                   0.1741                 71                 2.5375
         2                    0.0675                   37                   0.1900                 72                 2.7958
         3                    0.0658                   38                   0.2075                 73                 3.1108
         4                    0.0641                   39                   0.2275                 74                 3.4783
         5                    0.0633                   40                   0.2500                 75                 3.8866
         6                    0.0608                   41                   0.2775                 76                 4.3266
         7                    0.0600                   42                   0.3033                 77                 4.7883
         8                    0.0583                   43                   0.3300                 78                 5.2691
         9                    0.0575                   44                   0.3566                 79                 5.7841
        10                    0.0566                   45                   0.3841                 80                 6.3550
        11                    0.0575                   46                   0.4125                 81                 7.0000
        12                    0.0600                   47                   0.4425                 82                 7.7366
        13                    0.0625                   48                   0.4733                 83                 8.5725
        14                    0.0666                   49                   0.5066                 84                 9.5541
        15                    0.0783                   50                   0.5450                 85                10.5350
        16                    0.0825                   51                   0.5833                 86                11.6491
        17                    0.0866                   52                   0.6266                 87                12.7225
        18                    0.0908                   53                   0.6775                 88                13.9358
        19                    0.0941                   54                   0.7291                 89                15.0891
        20                    0.0966                   55                   0.7833                 90                16.4175
        21                    0.0983                   56                   0.8375                 91                17.8333
        22                    0.1008                   57                   0.8891                 92                19.3783
        23                    0.1025                   58                   0.9375                 93                21.1291
        24                    0.1058                   59                   0.9875                 94                23.2758
        25                    0.1075                   60                   1.0425                 95                26.4433
        26                    0.1116                   61                   1.1133                 96                31.3116
        27                    0.1150                   62                   1.1991                 97                39.5808
        28                    0.1183                   63                   1.3150                 98                54.6541
        29                    0.1233                   64                   1.4441                 99                83.3333
        30                    0.1291                   65                   1.5891
        31                    0.1341                   66                   1.7325
        32                    0.1400                   67                   1.8816
        33                    0.1458                   68                   2.0166
        34                    0.1550                   69                   2.1683

The above rates will be adjusted for any Additional Rating shown in the policy Information section.

               TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES
                   GUARANTEED MAXIMUM MONTHLY RATES PER $1,000
                              OF NET AMOUNT AT RISK

                          FEMALE, NON-SMOKER, STANDARD


         LIFE                                         LIFE                                        LIFE
      INSURED'S                                    INSURED'S                                   INSURED'S
       ATTAINED               MONTHLY               ATTAINED              MONTHLY               ATTAINED              MONTHLY
         AGE                    RATE                  AGE                   RATE                  AGE                   RATE
                                 $                                           $                                           $
          0                    0.2408                  35                  0.1225                  70                  1.7666
          1                    0.0725                  36                  0.1300                  71                  1.9450
          2                    0.0675                  37                  0.1391                  72                  2.1658
          3                    0.0658                  38                  0.1491                  73                  2.4350
          4                    0.0641                  39                  0.1608                  74                  2.7516
          5                    0.0633                  40                  0.1733                  75                  3.1100
          6                    0.0608                  41                  0.1883                  76                  3.5033
          7                    0.0600                  42                  0.2033                  77                  3.9258
          8                    0.0583                  43                  0.2183                  78                  4.3775
          9                    0.0575                  44                  0.2333                  79                  4.8708
          10                   0.0566                  45                  0.2491                  80                  5.4266
          11                   0.0575                  46                  0.2658                  81                  6.0633
          12                   0.0600                  47                  0.2841                  82                  6.7991
          13                   0.0625                  48                  0.3041                  83                  7.6466
          14                   0.0666                  49                  0.3250                  84                  8.5858
          15                   0.0700                  50                  0.3491                  85                  9.6150
          16                   0.0733                  51                  0.3750                  86                 10.7150
          17                   0.0766                  52                  0.4041                  87                 11.8925
          18                   0.0791                  53                  0.4383                  88                 13.1341
          19                   0.0816                  54                  0.4733                  89                 14.4591
          20                   0.0841                  55                  0.5108                  90                 15.8658
          21                   0.0850                  56                  0.5491                  91                 17.3816
          22                   0.0866                  57                  0.5875                  92                 19.0500
          23                   0.0875                  58                  0.6241                  93                 20.9500
          24                   0.0900                  59                  0.6633                  94                 23.2758
          25                   0.0908                  60                  0.7091                  95                 26.4433
          26                   0.0933                  61                  0.7633                  96                 31.3116
          27                   0.0950                  62                  0.8316                  97                 39.5808
          28                   0.0975                  63                  0.9175                  98                 54.6541
          29                   0.1000                  64                  1.0191                  99                 83.3333
          30                   0.1033                  65                  1.1291
          31                   0.1058                  66                  1.2475
          32                   0.1091                  67                  1.3675
          33                   0.1125                  68                  1.4883
          34                   0.1183                  69                  1.6175


The above rates will be adjusted for any Additional Rating shown in the Policy Information section.

               TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES

                   GUARANTEED MAXIMUM MONTHLY RATES PER $1,000
                              OF NET AMOUNT AT RISK

                          FEMALE, NON-SMOKER, PREFERRED

         LIFE                                         LIFE                                        LIFE
      INSURED'S                                    INSURED'S                                   INSURED'S
       ATTAINED               MONTHLY               ATTAINED              MONTHLY               ATTAINED              MONTHLY
         AGE                    RATE                  AGE                   RATE                  AGE                   RATE
                                 $                                           $                                           $
         0                     0.2408                  35                  0.1225                  70                  1.7666
         1                     0.0725                  36                  0.1300                  71                  1.9450
         2                     0.0675                  37                  0.1391                  72                  2.1658
         3                     0.0658                  38                  0.1491                  73                  2.4350
         4                     0.0641                  39                  0.1608                  74                  2.7516
         5                     0.0633                  40                  0.1733                  75                  3.1100
         6                     0.0608                  41                  0.1883                  76                  3.5033
         7                     0.0600                  42                  0.2033                  77                  3.9258
         8                     0.0583                  43                  0.2183                  78                  4.3775
         9                     0.0575                  44                  0.2333                  79                  4.8708
        10                     0.0566                  45                  0.2491                  80                  5.4266
        11                     0.0575                  46                  0.2658                  81                  6.0633
        12                     0.0600                  47                  0.2841                  82                  6.7991
        13                     0.0625                  48                  0.3041                  83                  7.6466
        14                     0.0666                  49                  0.3250                  84                  8.5858
        15                     0.0700                  50                  0.3491                  85                  9.6150
        16                     0.0733                  51                  0.3750                  86                 10.7150
        17                     0.0766                  52                  0.4041                  87                 11.8925
        18                     0.0791                  53                  0.4383                  88                 13.1341
        19                     0.0816                  54                  0.4733                  89                 14.4591
        20                     0.0841                  55                  0.5108                  90                 15.8658
        21                     0.0850                  56                  0.5491                  91                 17.3816
        22                     0.0866                  57                  0.5875                  92                 19.0500
        23                     0.0875                  58                  0.6241                  93                 20.9500
        24                     0.0900                  59                  0.6633                  94                 23.2758
        25                     0.0908                  60                  0.7091                  95                 26.4433
        26                     0.0933                  61                  0.7633                  96                 31.3116
        27                     0.0950                  62                  0.8316                  97                 39.5808
        28                     0.0975                  63                  0.9175                  98                 54.6541
        29                     0.1000                  64                  1.0191                  99                 83.3333
        30                     0.1033                  65                  1.1291
        31                     0.1058                  66                  1.2475
        32                     0.1091                  67                  1.3675
        33                     0.1125                  68                  1.4883
        34                     0.1183                  69                  1.6175

The above rates will be adjusted for any Additional Rating shown in the Policy Information section.

                                   DEFINITIONS


THE FOLLOWING TERMS HAVE SPECIFIC MEANINGS IN YOUR POLICY. PLEASE REFER TO THESE DEFINITIONS AS YOU READ YOUR POLICY.

ADDITIONAL RATING is an increase in the Cost of Insurance Rate that is applied when a life insured does not meet, at a minimum, our underwriting requirements for the standard Risk Classification.

AGE at a specific date means age on the nearest birthday. If no specific date is mentioned, age means the life insured's age on the Policy Anniversary nearest to the birthday.

ATTAINED AGE on any date means the Age plus the number of whole years that have elapsed since the Policy Date.

BUSINESS DAY is any day that the New York Stock Exchange is open for trading, and trading is not restricted. The net asset value of the underlying shares of a Sub-Account will be determined as of the end of each Business Day. We will deem each Business Day to end at the close of regularly scheduled trading of the New York Stock Exchange (currently 4:00 p.m. Eastern Time) on that day.

CASH SURRENDER VALUE equals the Policy Value less the Surrender Charge and any outstanding Monthly Deductions due.

FIXED ACCOUNT is that part of the Policy Value which reflects the value you have in our general account.

GROSS WITHDRAWAL is the amount of partial Net Cash Surrender Value you request plus any Surrender Charge applicable to the withdrawal.

INVESTMENT ACCOUNT is that part of the Policy Value that reflects the value you have in one of the Sub-Accounts.

ISSUE DATE is the date shown in the Policy Information section from which the Suicide and Validity provisions are applied.

LOAN ACCOUNT is that part of the Policy Value which reflects the value transferred from the Fixed Account or the Investment Accounts as collateral for a policy loan.

LOAN INTEREST CREDITED DIFFERENTIAL is the difference between the rate at which loan interest is charged and credited. It is the annual cost of keeping a loan. The Maximum Loan Interest Credited Differential is shown in the Policy Information section.

MONEY MARKET TRUST is an investment account of the Manufacturers Investment Trust. However, if a corresponding investment account of another investment company is used instead for this policy, then this term refers to such other investment account.

NET CASH SURRENDER VALUE is the Cash Surrender Value less the Policy Debt.

NET POLICY VALUE is the Policy Value less the value in the Loan Account.

NET PREMIUM is the gross premium paid less any Premium Charge. It is the amount of premium allocated to the Fixed Account and/or Investment Accounts.

POLICY DATE is the date coverage takes effect under the policy provided we receive the minimum initial premium at our Service Office. The Policy Date is shown in the Policy Information section. The amount of the first Monthly Deduction is calculated from the Policy Date. The Policy Date is also used to determine Policy Years, Policy Months and Policy Anniversaries.

POLICY DEBT as of any date equals (a) plus (b) plus (c) minus (d), where:

(a)   is the total amount of loans borrowed as of such date;

(b) is the total amount of any unpaid loan interest charges which have been borrowed against the policy on a Policy Anniversary;

                                                                     (continued)

(c) is any interest charges accrued from the last Policy Anniversary to the current date; and

(d)   is the total amount of loan repayments as of such date.

POLICY VALUE is the sum of the values in the Loan Account, the Fixed Account and the Investment Accounts.

PREMIUM DEATH BENEFIT ACCOUNT is the sum of the premiums paid to date less any Gross Withdrawals. The account will not be reduced to less than zero.

SEPARATE ACCOUNT refers to Separate Account Three of The Manufacturers Life Insurance Company of America.

SERVICE OFFICE is the office that we designate to service this policy as shown on the back cover of your policy.

SUB-ACCOUNT refers to one of the sub-accounts of the Separate Account.

SURRENDER CHARGE PERIOD is the period beginning on the Policy Date or beginning on the date of any increase in Face Amount during which we will assess surrender charges. Surrender charges will apply during this period if you surrender the policy, make a partial withdrawal, or if it terminates due to default. The Surrender Charge Period is shown in the Policy Information section.

SURRENDER CHARGE PREMIUM LIMIT is used to deter-mine the Surrender Charge. The Surrender Charge Premium Limit for the initial Face Amount is shown in the Policy Information section. You will be advised of the Surrender Charge Premium Limit for any increase in Face Amount.

WRITTEN REQUEST is your request to us which must be in a form satisfactory to us, signed and dated by you, and filed at our Service Office.

                         QUALIFICATION AS LIFE INSURANCE

It is the intent that this policy be considered as life insurance for tax purposes under Section 7702 of the Internal Revenue Code of 1986, or any other equivalent section of the Code.

To ensure that the policy qualifies, one of the following tests will apply to the policy. The test you elected is shown in the Policy Information section. Your election cannot be changed after issue. We reserve the right to refuse any premium payments that would cause the policy to fail the test you elected.

GUIDELINE PREMIUM TEST. Under this test, the sum of premiums paid into the policy may not at any time exceed the guideline premium limitation as of such time. The guideline premium limitation, is as of any date, the greater of:

(a)   the Guideline Single Premium, or

(b)   the sum of the Guideline Level Premiums to such date.

If you elected this test, the Guideline Single Premium and the Guideline Level Premium are shown in the Policy Information section.

CASH VALUE ACCUMULATION TEST. Under this test, the Policy Value may not at any time exceed the net single premium. The net single premium is the one payment that would be needed on a specific date to provide the Death Benefit under this policy. It is computed using the same mortality table and interest rate specified under the How Values Are Computed provision.

                               PAYMENT OF PREMIUMS

No insurance will take effect under this policy before we approve the application and receive the initial premium.

The minimum initial premium is one-twelfth of the No-Lapse Guarantee Premium shown in the Policy Information section.


                                                                     (continued)

Subsequent premiums can be paid at any time at our Service Office, and in any amount subject to any limitations of the life insurance qualification test you elect. Any excess premium will be refunded immediately. On request, we will give you a receipt signed by one of our officers.

You may pay premiums until the life insured reaches Attained Age 100, at which time, Monthly Deductions will cease and no further premiums may be paid.

We reserve the right to request that you provide us with satisfactory evidence of insurability if a premium payment would result in an increase in the Death Benefit that is greater than the increase in Policy Value.

ALLOCATION OF PREMIUM PAYMENTS. You may allocate premiums to any of the Investment Accounts and/or the Fixed Account. Unless you change the initial premium allocation specified in your application for this policy, it will continue to apply to additional premium payments.

Allocation percentages must be zero or a whole number not greater than 100. The sum of the allocation percentages must equal 100. You may change the allocation percentages by Written Request to our Service Office. The change will take effect as of the date we receive your request at our Service Office. You may also change your allocation percentages by telephone if a currently valid authorization form is on file with us.

CONTINUATION OF INSURANCE UPON DISCONTINUANCE OF PREMIUM PAYMENTS. If you discontinue paying premiums, we will continue taking the Monthly Deductions due from the accumulated Policy Value. Your insurance coverage will continue subject to the No-Lapse Guarantee provision and the Grace Period section of the Policy Termination provision.

                               NO-LAPSE GUARANTEE

Your policy includes a No-Lapse Guarantee. The guarantee period applicable to this policy is shown in the Policy Information section.

During your No-Lapse Guarantee Period, if the Net Cash Surrender Value falls to zero or below, your policy will not go into default provided it satisfies the cumulative premium test.

CUMULATIVE PREMIUM TEST. The test will be performed at the beginning of any Policy Month that your policy would otherwise be in default in the absence of the No-Lapse Guarantee. Your policy will satisfy the test if the sum of the premiums paid, less any Policy Debt, and less any Gross Withdrawals taken on or before the date of the test, is equal to or greater than the sum of the monthly No-Lapse Guarantee Premiums due from the Policy Date to the date of the test. The test will exclude any period during which the life insured was totally disabled if the Total Disability Waiver Of Monthly Deductions Supplementary Benefit is included in the policy.

The No-Lapse Guarantee Premium is shown as an annualized amount in the Policy Information section.

The No-Lapse Guarantee Premium will change if any of the following changes occur under your policy:

(a)   you add, terminate or change a Supplementary Benefit;

(b)   you change the Death Benefit Option under your policy;

(c) there is a decrease in the Face Amount of insurance due to a partial withdrawal;

(d)   you change the Face Amount of insurance; or

(e)   there is a change in the life insured's Risk Classification.

We will inform you of any change to the No-Lapse Guarantee Premium resulting from any such change. The revised premium will be effective from the date of the change. For the purpose of performing the cumulative premium test, we will use the No-Lapse Guarantee Premium in effect as of the Policy Date up to the date of the change, including any revised premium in effect as of the date of a prior change.

                               POLICY TERMINATION


DEFAULT. Unless the policy has met the No-Lapse Guarantee requirements, it will go into default if, at the beginning of any Policy Month, the Net Cash Surrender Value would go to zero or below after we take the Monthly Deduction that is due for that month.

GRACE PERIOD. We will allow 61 days from the date that the policy goes into default, for you to pay the amount that is required to bring the policy out of default. At least 30 days prior to the termination of coverage, we will send a notice to your last known address, specifying the amount you must pay to bring the policy out of default. If we have notice of a policy assignment on file at our Service Office, we will also mail a copy of the notice of the amount due to the assignee on record.

The amount required to bring the policy out of default is equal to (a) plus (b) plus (c) where:

(a) is the amount necessary to bring the Net Cash Surrender Value to zero, if it is less than zero, at the date of default; and

(b) is the Monthly Deduction due on the date of default, plus the next two Monthly Deductions; and

(c)   is the applicable Premium Charge.

If the policy is in the No-Lapse Guarantee Period, then the following amount, if less than the amount stated above, will bring the policy out of default. This amount is equal to (a) plus (b), where:

(a) is the amount, if any, necessary to satisfy the No-Lapse Guarantee cumulative premium test at the date of default; and

(b)   is the No-Lapse Guarantee Premium for the next two Policy Months.

If the amount necessary to bring the policy out of default has not been paid by the end of the grace period, the policy will terminate.

TERMINATION DATE. This policy terminates on the earliest of the following events:

(a) the end of the grace period for which you have not paid the amount necessary to bring the policy out of default;

(b)   surrender of the policy for its Net Cash Surrender Value; or

(c)   the death of the life insured.

                                  REINSTATEMENT

You can ask us to reinstate your policy only if it terminates at the end of a grace period in which you did not make a required payment. You can reinstate the policy if you:

(a) make a Written Request for reinstatement within 5 years after the date your policy terminates;

(b) provide us with evidence of insurability satisfactory to us on the life insured; and

(c) pay a premium equal to the amount that was required to bring the policy out of default immediately prior to termination, plus the amount needed to keep the policy in force to the next scheduled date for payment of the Planned Premium.

If we approve your request,

(a) the reinstatement date will be the later of the date we approve your request or the date we receive the required payment at our Service Office;

(b) any Surrender Charges will be reinstated to the amount they were at the date of default;

(c) any remaining Surrender Charge Period will be reinstated to what it was at the date of default; and

(d) the Policy Value on the date of reinstatement, prior to the crediting of any Net Premium paid on the reinstatement, will be equal to the Policy Value on the date the policy terminated.

                                INSURANCE BENEFIT

If the life insured dies while the policy is in force, we will pay the Insurance Benefit on receiving due proof of death, subject to the Age and Sex, Suicide and Validity provisions.

If the life insured dies after we receive a request from you to surrender the policy, there will be no Insurance Benefit. We will pay the amount payable under the Surrender and Withdrawals provision instead.

INSURANCE BENEFIT.  The Insurance Benefit payable is:

(a)   the Death Benefit as described below; plus

(b) any amounts payable under any Supplementary Benefits that form part of the policy; less

(c)   the value of the Policy Debt as of the date of death.

If the life insured dies during a grace period, the Insurance Benefit described above will be modified as follows:

(a) the Insurance Benefit will be reduced by any outstanding Monthly Deductions due; and

(b) the Policy Value used in the calculation of the Death Benefit will be the Policy Value as of the default date.

DEATH BENEFIT. The Death Benefit will depend on whether Death Benefit Option 1, 2 or 3 is in effect on the date of death.

Under Option 1, the Death Benefit is the Face Amount of the policy at the date of the life insured's death.

Under Option 2, the Death Benefit is the Face Amount of the policy, plus the Policy Value at the date of the life insured's death.

Under Option 3, the Death Benefit is the Face Amount of the policy, plus the Premium Death Benefit Account at the date of the life insured's death.

If any partial withdrawals are made, the Death Benefit, whether it is Option 1, 2 or 3, will be less than it would be if no withdrawals were made. Making a partial withdrawal will result in a reduction in the Face Amount of insurance for Death Benefit Option 1 and, in certain circumstances, for Death Benefit Option 3. See the Surrender and Withdrawals provision for details.

MINIMUM DEATH BENEFIT. If you elected the Guideline Premium Test, the sum of the Death Benefit as described above and the Benefit payable under any Supplementary Term Insurance on the life insured will never be less than the Policy Value at the date of death, multiplied by the applicable percentage in the table below.

-------------------------------------------------------------
       TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
-------------------------------------------------------------
     ATTAINED AGE             APPLICABLE PERCENTAGE
     40 and under                      250%
          45                           215%
          50                           185%
          55                           150%
          60                           130%
          65                           120%
          70                           115%
          75                           105%
          90                           105%
     95 and above                      100%

For ages not shown, the Applicable Percentage can be found
by reducing the above Applicable Percentages proportionately.
-------------------------------------------------------------

If you elected the Cash Value Accumulation Test, on any date the sum of the Death Benefit as described above, plus the Benefit payable under any Supplementary Term Insurance on the life insured will always be equal to the amount required on such date to produce a Policy Value that does not exceed the net single premium required to fund future benefits under the policy.


                                                                     (continued)

PAYMENT OF INSURANCE BENEFIT. We will pay the Insurance Benefit in one lump sum with interest calculated from the date of the life insured's death to the date of payment. The rate will be at the rate prescribed by the state. If the state does not specify the interest rate, we will use the rate for insurance benefits left on deposit with us.

                                  POLICY VALUE

When we receive your premium payments at our Service Office, we subtract the Premium Charge which will not exceed the amount shown in the Policy Information section and allocate the balance (the Net Premium) as described below.

INITIAL NET PREMIUM. Based on your allocation instructions we will allocate your initial Net Premium plus any earned interest on the later of the date our underwriters approve the application and issuance of the policy or the Business Day we receive the initial premium at our Service Office. For premiums received prior to the underwriting decision we will credit interest as of the date we received the initial premium payment at the rate of return then being earned on allocations to the Money Market Trust. This initial allocation will become your Policy Value to which subsequent Net Premiums will be allocated.

SUBSEQUENT NET PREMIUMS. As of the Business Day we receive your subsequent premium payments at our Service Office, we will add your Net Premium to your Policy Value, allocating it according to your instructions. We will do this before we take any deductions due as of that Business Day. However, if evidence of insurability is required for any premium, we will add it to your Policy Value as of the Business Day our underwriters approve the evidence, but before we take any deductions due as of that Business Day.

MONTHLY DEDUCTIONS. At the beginning of each Policy Month, a deduction is taken from your Net Policy Value to cover specified charges including the cost to provide the insurance coverage. Monthly Deductions are calculated from the Policy Date. If you requested a Policy Date which precedes the date on which we receive the initial premium, Monthly Deductions due for the period prior to receipt of the initial premium will be taken on the date we receive the initial premium.

Monthly Deductions are due until the Policy Anniversary on which the life insured reaches Attained Age 100. If the policy is in force on that date, it will remain in force without further premium payments or Monthly Deductions, subject to the Policy Loan Conditions provision.

If the Additional Life Supplementary Benefit is part of your policy, the Monthly Deductions for that benefit will continue to be deducted until the benefit terminates.

The Monthly Deduction for any Policy Month is the sum of the following charges determined as of the beginning of that month:

(a)   the Administration Charge;

(b)   the Asset-Based Risk Charge;

(c)   the Cost of Insurance Charge; and

(d) any applicable Charge for any Supplementary Benefits you have added to your policy.

The Cost of Insurance Charge is described below. The other charges will not exceed the amounts and durations shown in the Policy Information section.

You may give us instructions specifying the accounts (Fixed and Investment Accounts) from which you request us to take the Monthly Deductions and in what proportion. We will take the deductions according to your instructions if we approve your request and you have sufficient funds in the accounts. However, we will deduct the Asset-Based Risk Charge only from the value of each Investment Account.


                                                                     (continued)

Absent such a request that has been approved by us, or if you do not have sufficient funds in an account, we will take the Monthly Deductions (except for the Asset-Based Risk Charge) from the Fixed Account and the Investment Accounts in the same proportion that the value in each of these accounts bears to the Net Policy Value immediately prior to the deduction. We will deduct the Asset-Based Risk Charge only from the value of each Investment Account.

COST OF INSURANCE CHARGE. The Cost of Insurance for a specific Policy Month is determined as the rate for the Cost of Insurance for that month, as described below, multiplied by the net amount at risk.

For Death Benefit Options 1 and 3, the net amount at risk is equal to the greater of zero, or the result of (a) minus (b), where:

(a) is the Death Benefit as of the first day of the Policy Month, divided by the Death Benefit Discount Factor shown in the Policy Information section; and

(b) is the Policy Value as of the first day of the Policy Month after the deduction of the monthly Cost of Insurance for the life insured.

For Death Benefit Option 2 the net amount at risk is equal to the Face Amount of insurance.

The rates for the Cost of Insurance, as of the Policy Date and subsequently for each Face Amount increase, are based on the life insured's Age, Sex, Risk Classification, net amount at risk, and duration that the coverage has been in force. We will re-determine Cost of Insurance rates from time to time on a basis that does not discriminate unfairly within any class of life insured.

The Cost of Insurance calculation will reflect any Additional Rating shown in the Policy Information section. The Cost of Insurance rates will never exceed those shown in the Table of Guaranteed Maximum Cost of Insurance Rates on Page 4 plus any Additional Rating.

OTHER DEDUCTIONS. We will deduct a Surrender Charge if during the Surrender Charge Period shown in the Policy Information section:

(a)   you surrender the policy for its Net Cash Surrender Value;

(b)   you make partial withdrawals; or

(c) you do not pay an amount due at the end of a grace period, and the policy terminates.

See the Surrender and Withdrawals provision for details.


                            POLICY VALUE COMPOSITION

Your Policy Value at any time is equal to the sum of the values you have in the Loan Account, the Fixed Account and the Investment Accounts.

LOAN ACCOUNT VALUE.  The amount you have in the Loan Account at any time equals:

(a)   amounts transferred to it for loans or borrowed loan interest; plus

(b)   interest credited to it; less

(c)   amounts transferred from it for loan repayment.

For the details of the Loan Account see the Policy Loan Conditions provision.

FIXED ACCOUNT VALUE. The amount you have in the Fixed Account at any time equals:

(a)   Net Premiums allocated to it; plus

(b)   amounts transferred to it; plus

(c)   interest credited to it; less

(d)   amounts deducted from it; less

(e)   amounts transferred from it; less

(f)   amounts withdrawn from it.

                                                                     (continued)

Interest will be credited to amounts in the Fixed Account at an effective annual rate of no less than the Fixed Account Rate shown in the Policy Information Section. The actual interest rate used will be set by us from time to time. For all transactions, interest is calculated from the date of the transaction.

INVESTMENT ACCOUNT VALUE. The amount you have in an Investment Account at any time equals the number of units in that Investment Account, multiplied by the unit value of the corresponding Sub-Account at that time.

The number of units in an Investment Account at any time equals (a) minus (b), where:

(a)   is the number of units credited to the Investment Account because of:

      (1)   Net Premiums allocated to it; and

      (2)   amounts transferred to it; and

(b)   is the number of units canceled from the Investment Account because of:

      (1)   amounts deducted from it;

      (2)   amounts transferred from it; and

      (3)   amounts withdrawn from it.

The number of units credited or canceled for a given transaction is equal to the dollar amount of the transaction, divided by the unit value as of the Business Day of the transaction. See the Unit Value Calculation section of the Separate Account and Sub-Accounts provision for details on how unit values are determined.

                             POLICY LOAN CONDITIONS

At any time while this policy is in force and has an available loan value, you can get a loan by Written Request. We may require a loan agreement from you as the policy is the only security for the loan.

AVAILABLE LOAN VALUE. The available loan value on any date is the Net Cash Surrender Value, less estimated interest and future Monthly Deductions due to the next Policy Anniversary.

LOAN ACCOUNT. When you take out a loan, or when loan interest charges are borrowed, we will do a transfer from the Fixed Account and/or one or more of the Investment Accounts into the Loan Account. Amounts we transfer into the Loan Account cover the loan principal plus loan interest due to the next Policy Anniversary.

A Loan Sub-Account exists for each Investment Account and for the Fixed Account. Amounts transferred to the Loan Account are allocated to the appropriate Loan Sub-Account to reflect the account from which the transfer was made.

You may tell us how much of the amount to be transferred to the Loan Account you wish to allocate to your value in the Fixed Account and each of the Investment Accounts. If you do not tell us, we will allocate the amounts to be transferred in the same proportion that your value in the Fixed Account and the Investment Accounts bears to the Net Policy Value.

When an amount to be transferred is allocated to an Investment Account, we will redeem units of that Investment Account sufficient in value to cover the allocated amount. These transfers do not count as a transfer for the purposes of the Transfers section of the Investment Options provision.

Interest is credited to the Loan Account and interest is also charged on the Policy Debt, as described under the Loan Interest Charged and the Loan Interest Credited sections of this provision.


                                                                     (continued)

LOAN INTEREST CHARGED. Interest will accrue daily on loans. In the event that you do not pay the Loan Interest Charged in any Policy Year, it will be borrowed against the policy and added to the Policy Debt in arrears at the Policy Anniversary. We will allocate the amount borrowed for interest payment in the same proportion that your value in the Fixed Account and the Investment Accounts bears to the Net Policy Value as of the Policy Anniversary.

Loan interest will continue to be charged if there is an outstanding loan when Monthly Deductions and premium payments cease at the life insured's Attained Age 100.

The policy will go into default at any time the Policy Debt exceeds the Policy Value. At least 61 days prior to termination, we will send a notice to your last known address. If you had filed a notice of assignment with us, we will also send a copy of the notice to the last known address of the assignee on record. Payment of the loan interest during the 61-day grace period will bring the policy out of default.

The effective annual Loan Interest Charged Rate is shown in the Policy Information section.

We will increase the Loan Interest Charged Rate at any time it is determined that the rate being charged would cause a loan to be taxable under any applicable ruling, regulation or court decision. We will increase the Loan Interest Charged Rate to an amount that would result in the transaction being treated as a loan under federal tax law.

Any change in the Loan Interest Charged Rate will apply to loans you take out after the change.

LOAN INTEREST CREDITED. Interest will accrue daily to amounts in the Loan Account. The effective annual Loan Interest Credited Rate is the difference between the Loan Interest Charged Rate and the Loan Interest Credited Differential.

The Maximum Loan Interest Credited Differential is shown in the Policy Information section. Subject to the maximum, we may change the differential as of 90 days after we send you written notice of such change.

LOAN REPAYMENT. You may repay the Policy Debt in whole or in part at any time prior to the death of the life insured and while the policy is in force. When you repay a loan, we credit the amount to the Loan Account, and make a transfer to the Fixed Account and/or the Investment Accounts.

We will allocate loan repayments as follows:

(a) first to the Fixed Account, until the associated Loan Sub-Account is reduced to zero;

(b) then to each Investment Account in the same proportion that the value in the corresponding Loan Sub-Account bears to the value of the Loan Account.

While a loan exists, we will treat the amounts you pay as premiums, unless you request in writing that they be treated as loan repayments. However, when a portion of the Loan Account amount is allocated to the Fixed Account, we reserve the right, where permitted by state law, to require that premium payments be applied as loan repayments.


                            SURRENDER AND WITHDRAWALS

SURRENDER OF THE POLICY. You may surrender this policy for its Net Cash Surrender Value at any date prior to the death of the life insured, by making a Written Request for surrender and sending us the policy. After we receive your Written Request to surrender the policy, no insurance will be in force. We will determine the Net Cash Surrender Value as of the end of the Business Day on which we receive the policy and your Written Request to surrender it.

During the Surrender Charge Period, we will deduct a Surrender Charge from your Policy Value if you surrender the policy for its Net Cash Surrender Value or if it terminates at the end of a grace period. See the Policy Information section.


                                                                     (continued)

If you have increased the Face Amount of insurance, the Surrender Charge will be the sum of the Surrender Charge for the initial Face Amount plus the Surrender Charge for each increase as shown in the Policy Update page amending the policy. No additional Surrender Charge will be imposed on any portion of an increase in Face Amount that restores a prior decrease.

PARTIAL NET CASH SURRENDER VALUE WITHDRAWAL. By Written Request, you may make a request to withdraw a portion of the Net Cash Surrender Value of your policy as a partial withdrawal.

You may specify the accounts from which we should make the partial Net Cash Surrender Value withdrawal. If we do not receive such instructions, we will make the withdrawal in the same proportion that the value in the Fixed Account and the Investment Accounts bears to the Net Policy Value.

Partial withdrawals will be subject to the following conditions:

(a) they can only be made after the first Policy Anniversary and not more frequently than once each Policy Month;

(b) we will do the withdrawal as of the end of the Business Day on which we receive your Written Request;

(c) we will deduct the applicable pro-rata Surrender Charge if the partial withdrawal occurs during the Surrender Charge Period;

(d) we will reduce the amount of the withdrawal if the amount in all accounts is not sufficient to pay the withdrawal plus the pro-rata Surrender Charge; and

(e) we will reduce the amount of the withdrawal if it would otherwise cause the Face Amount of insurance to fall below the Minimum Face Amount shown in the Policy Information section.

The pro-rata Surrender Charge we deduct from the Policy Value at the time of a partial Net Cash Surrender Value withdrawal made during the Surrender Charge Period will equal the sum of the pro-rata Surrender Charge for the initial Face Amount and any increase in Face Amount.

The pro-rata Surrender Charge for the initial Face Amount or any increase in Face Amount will equal (a) divided by (b), multiplied by (c), where:

(a)   is the amount of the partial Net Cash Surrender Value withdrawal;

(b)   is the Net Cash Surrender Value prior to the withdrawal; and

(c)   is the current total Surrender Charge prior to the withdrawal.

We will allocate the deduction of the pro-rata charge for the withdrawal to the Fixed Account and the Investment Accounts in the same proportion that the withdrawal from each account bears to the total withdrawal.

If the withdrawal plus the pro-rata Surrender Charge allocated to a particular account are greater than the value of that account, we will reduce the portion of the withdrawal allocated to that account. We will reduce the allocated portion so that the withdrawal plus the pro-rata charge allocated to the account equal the value of the account.

If Death Benefit Option 1 is in effect at the time of the withdrawal, the Face Amount will be reduced:

(a) by the amount of the withdrawal plus the pro-rata Surrender Charge, if at the time of the withdrawal the Death Benefit equals the Face Amount; otherwise

(b) by the amount, if any, by which the withdrawal plus the pro-rata Surrender Charge exceeds the difference between the Death Benefit and the Face Amount. This section (b) applies when the Death Benefit is determined in accordance with the Minimum Death Benefit provision.


                                                                     (continued)

If Death Benefit Option 3 is in effect at the time of the withdrawal and the withdrawal plus the pro-rata Surrender Charge exceeds the Premium Death Benefit Account, the Face Amount of insurance will be reduced:

(a) by the amount by which the withdrawal plus the pro-rata Surrender Charge exceeds the Premium Death Benefit Account, if at the time of the withdrawal the Death Benefit equals the Face Amount plus the Premium Death Benefit Account; otherwise

(b) by the amount, if any, by which such excess exceeds the difference between the Death Benefit and the Face Amount plus the Premium Death Benefit Amount. This section (b) applies when the Death Benefit is determined in accordance with the Minimum Death Benefit provision.

If there has been a prior increase in Face Amount, then the Face Amount will be decreased in the same order as if you had requested the decrease. See the Decrease in Face Amount section of the Changing The Death Benefit Option or The Face Amount provision.

Each time we deduct the pro-rata Surrender Charge for a partial withdrawal, we will reduce the remaining Surrender Charge in the same proportion that the Surrender Charge deducted bears to the total Surrender Charge immediately before the partial withdrawal.

Partial Net Cash Surrender Value withdrawals do not affect the Face Amount of your policy if Death Benefit Option 2 is in effect. Nor do partial Net Cash Surrender Value withdrawals affect the Face Amount of your policy if Death Benefit Option 3 is in effect and the amount of the withdrawal plus the pro-rata Surrender Charge does not exceed the Premium Death Benefit Account.


              CHANGING THE DEATH BENEFIT OPTION OR THE FACE AMOUNT

You may change your Death Benefit Option or your Face Amount of insurance by Written Request. Such changes are subject to the general conditions of this provision and the conditions described in the section for each type of change.

The following general conditions apply to changes in Death Benefit Option or Face Amount of insurance:

(a) changes may be made once in each Policy Year after the first Policy Anniversary;

(b) changes will take effect as of the beginning of the next Policy Month following the date we approve the request; and

(c) we reserve the right to limit any changes that would cause this policy to fail to qualify as life insurance under the Internal Revenue Code.

A Death Benefit Option Change or a Face Amount Change will cause a change in the No-Lapse Guarantee Premium. These changes will also cause a change in the Guideline Single Premium and Guideline Level Premium if you have elected the Guideline Premium Test for the policy. An additional Surrender Charge Premium Limit will be associated only with the new Face Amount if it has been added after restoring prior decreases.

We will inform you of the new premium amounts at the time of the change.

CHANGE FROM DEATH BENEFIT OPTION 1 TO OPTION 2.

The Face Amount of insurance after the change from Option 1 to Option 2 is equal to the Face Amount immediately before the change minus the Policy Value on the effective date of the change.


                                                                     (continued)

CHANGE FROM DEATH BENEFIT OPTION 2 TO OPTION 1.

The Face Amount of insurance after the change from Option 2 to Option 1 is equal to the Face Amount immediately before the change plus the Policy Value as of the effective date of the change.

CHANGE FROM DEATH BENEFIT OPTION 3 TO OPTION 1.

The Face Amount of insurance after the change from Option 3 to Option 1 is equal to the Face Amount immediately before the change plus the Premium Death Benefit Account on the effective date of the change.

We will not allow a change in the Death Benefit Option if it would cause the Face Amount to decrease below the Minimum Face Amount shown in the Policy Information section.

We will not increase the Surrender Charge because of an increase in the Face Amount solely due to a change in the Death Benefit Option.

DECREASE IN FACE AMOUNT. The Minimum Face Amount Decrease is shown in the Policy Information section. We may change this amount as of 90 days after we send you written notice of the change.

We will not allow a decrease:

(a) if it is for the reduction or termination of a prior Face Amount increase which has been in force for less than one year; or

(b) if it would cause the Face Amount to go below the Minimum Face Amount shown in the Policy Information section.

When you request a decrease in the Face Amount of insurance, we will reduce the Face Amount in the following order:

(a) the amounts of insurance provided by any increases you may have requested to the policy Face Amount, starting with the most recent increase until all such increases are reduced; then

(b)   the initial Face Amount of the policy.

INCREASE IN FACE AMOUNT. For an increase in the Face Amount of insurance you must provide us with evidence of insurability on the life insured that is satisfactory to us. The Minimum Face Amount Increase is shown in the Policy Information section. We may change this amount as of 90 days after we send you written notice of the change.

We reserve the right to refuse a Face Amount increase if the life insured's Attained Age at the date the increase would be effective is greater than the maximum issue age for new policies at that time.

The Face Amount of insurance will increase in the following order:

(a) we will restore the Face Amount reduced by the most recent decrease first; followed by

(b)   the next most recent decrease until all decreases are restored; then

(c)   we will add the new Face Amount of insurance.

There will be no new Surrender Charge or Surrender Charge Premium Limit associated with the restoration of prior decreases under (a) or (b) above. However, there will be a new Surrender Charge and Surrender Charge Premium Limit associated with the new Face Amount under (c). We will inform you of the new Surrender Charge and Surrender Charge Premium Limit at the time of the increase.


                                                                     (continued)

You will not necessarily have to pay additional premium with an increase in Face Amount, but the new Surrender Charge and Surrender Charge Premium Limit may require an additional premium payment to prevent the policy from going into default.

For Surrender Charge purposes, the premiums attributable to the new Face Amount will not exceed the Surrender Charge Premium Limit associated with that increase.

                            RIGHT TO CANCEL INCREASES

If you request an increase in Face Amount which results in a new Surrender Charge and Surrender Charge Premium Limit, you have the same rights to cancel the increase as described on the front cover of this policy, under the Right to Return Policy. If canceled, the Policy Value, the Surrender Charge and the Surrender Charge Premium Limit will be recalculated to the amounts they would have been, had the increase not taken place. You may request a refund for all or a portion of premiums paid during this period. Upon payment of the refund, we will recalculate the Policy Value, the Surrender Charge and the Surrender Charge Premium Limit to the amounts they would have been, had the premiums not been paid.

                        SEPARATE ACCOUNT AND SUB-ACCOUNTS

The Separate Account is authorized to invest in the shares of Manufacturers Investment Trust, or another management investment company. Each Sub-Account of the Separate Account purchases shares of a corresponding fund of Manufacturers Investment Trust or another management investment company.

FUND SUBSTITUTION. An available fund might, in our judgment, become unsuitable for investment by a Sub-Account. This might happen because of a change of investment policy; or a change in the applicable laws or regulations; or because the shares are no longer available for investment; or for some other reason.

If an available fund becomes unsuitable for investment, we have the right to substitute another fund or another management investment company. Before doing this, we would first seek, where required, approval from the Securities and Exchange Commission and the Insurance Commissioner of the State shown in the Policy Information section.

To the extent permitted by applicable federal and state law, we also have the right, without your approval, to:

(a)   create new separate accounts;

(b)   combine any two or more separate accounts including the Separate Account;

(c) make available additional Sub-Accounts investing in additional Funds of Manufacturers Investment Trust, or another investment company;

(d) eliminate existing Sub-Accounts and stop accepting new allocations and transfers into the corresponding Fund;

(e) operate the Separate Account as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law;

(f)   de-register the Separate Account under the Investment Company Act of 1940;

(g)   transfer assets between the Separate Account and other separate accounts;
      and

(h) combine Sub-Accounts or to transfer assets in one Sub-Account to another Sub-Account.

UNIT VALUE CALCULATION. We will determine the unit values for each Sub-Account as of the end of each Business Day. When we need to determine a Policy Value or an amount after the end of a Business Day, or on a day that is not a Business Day, we will do so as of the next Business Day.


                                                                     (continued)

                        SEPARATE ACCOUNT AND SUB-ACCOUNTS
                                  (continued)

The value of a unit of each Sub-Account was initially fixed at $10 for the first Business Day that an amount was allocated, or transferred to the particular Sub-Account. For any subsequent Business Day, the unit value for that Sub-Account is obtained by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the particular Sub-Account on such subsequent Business Day.

NET INVESTMENT FACTOR. The net investment factor for a Sub-Account on any Business Day is equal to (a) divided by (b), where:

(a) is the net asset value of the underlying Fund shares held by that Sub-Account as of the end of such Business Day before any policy transactions are made on that day; and

(b) is the net asset value of the underlying Fund shares held by that Sub-Account as of the end of the immediately preceding Business Day after all policy transactions were made for that day.

We reserve the right to adjust the above formula for any taxes determined by us to be attributable to the operations of the Sub-Account.

SEPARATE ACCOUNT ASSETS. The assets held in each Sub-Account are used to support the Policy Values of Single Premium and Flexible Premium Variable Life Insurance policies. The Separate Account will be used to fund only variable life insurance benefits.

Income, gains and losses of the Separate Account are credited to, or charged against, the applicable Sub-Accounts without regard to our other income, gains and losses.

The assets of the Separate Account are our property. The part of the assets that is equal to the Investment Account values in respect of all Single Premium and Flexible Premium Variable Life Insurance policies will not be charged with liabilities from any other business we conduct. We can transfer to our general account, Separate Account assets in excess of the liabilities of the Separate Account arising under the Single Premium and Flexible Premium Variable Life Insurance policies supported by the Separate Account.

                               INVESTMENT OPTIONS

TRANSFERS. By Written Request you may transfer portions of your Policy Value among the Investment Accounts and the Fixed Account. We will also permit telephone transfers if a currently valid authorization form is on file with us.

Transfers are subject to the following restrictions:

(a) you can make as many transfers in a Policy Year as you want. There is no charge for the first twelve transfers in any Policy Year. If you make more than twelve transfers in any Policy Year, the Transfer Fee shown in the Policy Information section will apply to each subsequent transfer in that Policy Year. We will consider all transfer requests received on the same Business Day as one transfer;

(b) you may transfer the Policy Value from any of the Investment Accounts to the Fixed Account without incurring the transfer charges in (a) above, provided such transfers occur within:

      (1) eighteen months after the Issue Date, as shown in the Policy Information section of this policy; or

      (2)   the later of (i) or (ii) below:

            (i) 60 days from the effective date of a material change in the investment objectives of any of the Sub-Accounts; or

            (ii)  60 days from the notification date of any such change.

(c) the maximum amount that you can transfer out of the Fixed Account in any one Policy Year is limited to the greater of:

      (1) the Fixed Account Maximum Transfer Percentage shown in the Policy Information section, multiplied by the value in the Fixed Account at the previous Policy Anniversary; or


                                                                     (continued)

      (2) the Fixed Account Maximum Transfer Amount shown in the Policy Information section.

(d) any transfer out of the Fixed Account may not involve a transfer to the Investment Account for the Money Market Trust;

(e) transfer privileges are subject to any restrictions we or the Manufacturers Investment Trust may impose; and

(f)   transfer privileges may be terminated at any time.

ASSET ALLOCATION BALANCER TRANSFERS. If you elect this option, we will automatically transfer amounts among your specified Investment Accounts in order to maintain your designated percentage in each account. We will effect the transfers six months after the Policy Date and each six month interval thereafter.

The Asset Allocation Balancer Charge for transfers under this option will not exceed the amount shown in the Policy Information section of this policy. We will provide you with 90 days written notice of any change in the current amount.

When you change your premium allocation instructions, your Asset Allocation Balancer will change so the two are identical. This change will automatically occur unless you instruct us otherwise, or a Dollar Cost Averaging request is in effect.

We reserve the right to cease to offer this option as of 90 days after we send you written notice.

DOLLAR COST AVERAGING. If you elect this option, we will automatically transfer amounts each month from one Investment Account to one or more of the other Investment Accounts or the Fixed Account. You must select the amount to be transferred and the accounts.

If the value in the Investment Account from which the transfer is being made is insufficient to cover the transfer amount, we will not effect the transfer and we will notify you.

The Dollar Cost Averaging Charge for transfers under this option will not exceed the amount shown in the Policy Information section of this policy. We will provide you with 90 days written notice of any change in the current amount.

We reserve the right to cease to offer this option as of 90 days after we send you written notice.

                                   AGE AND SEX

If the Age or Sex of the life insured was misstated in the application, we will change the Face Amount of insurance. The new Face Amount will be determined so that the Death Benefit will be that which the most recent Cost of Insurance deduction would have purchased for the correct Age and Sex.

                                     SUICIDE

If within two years after the Issue Date the life insured dies by suicide, while sane or insane, the policy will terminate and our liability will be limited to:

(a)   the premiums paid; less

(b)   any partial Net Cash Surrender Value withdrawals; and less

(c)   the Policy Debt.

If the life insured dies by suicide, while sane or insane, within two years after the effective date of an increase in Face Amount, the Death Benefit for that increase will be limited to the Monthly Deductions taken for the increase.

We reserve the right under this provision to obtain evidence of the manner and cause of death of the life insured.

                          PROTECTION AGAINST CREDITORS

If permitted by state law, all payments shall be exempt from the debts and contracts of the owners and beneficiaries, and from seizure by court order.

                          CURRENCY AND PLACE OF PAYMENT

All payments to or by us will be in U.S. currency. We will make payments from our Service Office. We may require proof that the person claiming any payment is entitled to it.

                                    CONTRACT

The policy, application, supplementary benefits, and any endorsements form your whole contract. A copy of the application is attached to the policy and deemed a part of it.

We will not be bound by any statement that is not in the application or the policy. Only our President or one of our Vice-Presidents can agree to amend or modify the policy or waive any of its provisions. Any change must be in writing.

Statements made by you or the life insured are representations, not warranties, unless fraud is involved. We will not use any statement by you or the life insured to deny a claim, unless it is written in the application or any supplement to the application.

                                    VALIDITY

We have the right to contest the validity of this policy based on misrepresentations made in the initial application or an application for policy change that requires evidence of insurability. However, we cannot contest the validity of your policy after it has been in force during the life insured's lifetime for two years from the Issue Date.

We cannot contest the validity of an increase in Face Amount or the addition of a Supplementary Benefit after such increase or addition has been in force during the life insured's lifetime for two years from the date of such increase or addition.

We can contest after two years if the policy has been reinstated and has been in force during the life insured's lifetime for less than two years from the reinstatement date. If this is the case, we can only contest the validity in respect of any fact material to the reinstatement that was misrepresented.

                                NON-PARTICIPATING

Your policy is non-participating.  It does not earn dividends.

                                ANNUAL STATEMENT

Within 30 days after each Policy Anniversary, we will send you a report showing:

(a)   the Death Benefit;

(b)   the Policy Value;

(c) the current allocation of money in the Fixed Account, the Loan Account and each of the Investment Accounts;

(d)   the value of the units in each Investment Account;

(e)   any Loan Account balance and loan interest charged since the last report;

(f)   the premiums paid and policy transactions for the year; and

(g)   any further information required by law.

                               TAX CONSIDERATIONS

It is the intent that this policy be considered as life insurance for tax purposes, to comply with Section 7702 of the Internal Revenue Code of 1986, or any other equivalent section of the code. We reserve the right to limit the amount of premiums paid for this policy, or to make any other reasonable adjustments to the terms or conditions of this policy if it becomes necessary to allow it to qualify as life insurance.

We do not give tax advice, and this provision should not be construed to guarantee that the policy will be treated as life insurance or that the tax treatment of life insurance will never be changed by the future actions of any tax authority.

                      RIGHT TO POSTPONE PAYMENT OF BENEFITS


We reserve the right to postpone the payment of Net Cash Surrender Values, partial Net Cash Surrender Value withdrawals, policy loans and the portion of the Insurance Benefit that depends on Investment Account values, for any period during which:

(a) the New York Stock Exchange (Exchange) is closed for trading (other than customary week-end and holiday closings), or trading on the Exchange is otherwise restricted;

(b)   an emergency exists as defined by the Securities and Exchange Commission
      (SEC), as a result of which disposal of securities held in the Separate Account or determining the value of the Separate Account's net assets is not reasonably practicable, or the SEC requires that trading be restricted; or

(c)   the SEC permits a delay for the protection of policyholders.

We also reserve the right to postpone payments for up to six months if such payments are based on values that do not depend on the investment performance of the Sub-Accounts.

In addition, we may deny transfers under the circumstances stated in (a), (b) and (c) above, and in the Transfers section of the Investment Options provision.


                                   BENEFICIARY

The following four sections will apply unless there is a beneficiary appointment in force that provides otherwise.

BENEFICIARY CLASSIFICATION. You can appoint beneficiaries for the Insurance Benefit in three classes: primary, secondary and final. Beneficiaries in the same class will share equally in the Insurance Benefit payable to them.

PAYMENT TO BENEFICIARIES. We will pay the Insurance Benefit:

(a)   to any primary beneficiaries who are alive when the life insured dies; or

(b) if no primary beneficiary is then alive, to any secondary beneficiaries who are then alive; or

(c) if no primary or secondary beneficiary is then alive, to any final beneficiaries who are then alive.

CHANGE OF BENEFICIARY. Until the life insured's death you can change the beneficiary by Written Request unless you make an irrevocable designation. We are not responsible if the change does not achieve your purpose. The change will take effect as of the date you signed such request. It will not apply to any payments we made or any action we may have taken before we received your Written Request.

DEATH OF BENEFICIARY. If no beneficiary is alive when the life insured dies, the Insurance Benefit will be payable to you; or to your estate if you are the life insured. Unless otherwise provided, if a beneficiary dies before the seventh day after the death of the life insured, we will pay the Insurance Benefit as if the beneficiary had died before the life insured.

                            OWNERSHIP AND ASSIGNMENT

Until the life insured's death, without the consent of any beneficiary, except an irrevocable beneficiary, you as owner can:

(a)   receive any amount payable under your policy;

(b)   exercise all rights and privileges granted by the policy; and

(c)   assign the policy.

An assignment does not bind us until we receive it at our Service Office. We are not responsible for its validity or its effects. It should be filed with us in duplicate. We will return a copy.


                                                                     (continued)

CHANGE OF OWNER. Until the life insured's death, the owner can change the ownership of the policy by Written Request. The change will take effect as of the date you signed the Written Request. It will not apply to any payments we made or any action we may have taken before we received your Written Request.

TRUSTEE OWNER. Should the owner be a trustee, payment to the trustee(s) of any amount to which the trustee(s) is (are) entitled under the policy, either by death or otherwise, will fully discharge us from all liability under the policy to the extent of the amount so paid.

JOINT OWNERSHIP. Two or more owners will own the policy as joint tenants with right of survivorship, unless otherwise requested on the application or in any subsequent assignment of the policy. On death of any of the owners, the deceased owner's interest in the policy passes to the surviving owner(s).

Any rights and privileges that may be exercised by the owner, may be exercised only with the consent of all joint owners.

SUCCESSOR OWNER. Upon the owner's death during the life insured's lifetime, a named successor owner will, if then living, have all the owner's rights and interest in the policy. Until the life insured's death, the owner, without the consent of any beneficiary or any successor owner, can cancel or change the designation of successor owner. This may be done from time to time by agreement in writing with us.

                             HOW VALUES ARE COMPUTED

We provide Cash Surrender Values that are at least equal to those required by law. A detailed statement of the method of computing the values of this policy has been filed with the Insurance Department of the State shown in the Policy Information section.

We base reserves on the Commissioners 1980 Standard Ordinary Smoker or Non-Smoker Mortality Table. We also use these tables in determining Guaranteed Maximum Cost of Insurance Rates.

In computing values related to amounts in the Fixed Account we use the same rate as the Fixed Account Rate shown in the Policy Information section.

--------------------------------------------------------------------------------

        The Manufacturers Life Insurance Company of America
        A Stock Company



        Service Office: 200 Bloor Street East, Toronto, Canada, M4W 1E5

--------------------------------------------------------------------------------



FLEXIBLE PREMIUM VARIABLE LIFE     CASH SURRENDER VALUES AND BENEFITS
INSURANCE POLICY.                  FOR A PORTION OF THE POLICY VALUES
PAYABLE ON LIFE INSURED'S DEATH.   ALLOCATED TO AN INVESTMENT ACCOUNT
ADJUSTABLE DEATH BENEFIT.          REFLECT THE INVESTMENT EXPERIENCE
FLEXIBLE PREMIUMS PAYABLE TO       OF THE UNDERLYING SUB-ACCOUNTS.
ATTAINED AGE 100 DURING THE LIFE   INVESTMENT OPTIONS ARE DESCRIBED
INSURED'S LIFETIME.                IN THE POLICY VALUE COMPOSITION AND
                                   THE INVESTMENT OPTIONS PROVISIONS.
                                   NON-PARTICIPATING (NOT ELIGIBLE FOR
                                   DIVIDENDS).



--------------------------------------------------------------------------------


               IMPORTANT  NOTICE

               To claim a benefit or request a change in your policy, contact our nearest representative. Or write to our Service Office at the address above.

               Please tell us promptly of any change in your address.

               WE STRONGLY URGE THAT, BEFORE YOU TAKE ANY ACTION
               TO REPLACE THIS OR ANY OTHER POLICY, YOU ASK THE
               ADVICE OF THE COMPANY THAT ISSUED THE POLICY.



--------------------------------------------------------------------------------



                                                          [logo]
                                                    MANULIFE FINANCIAL


--------------------------------------------------------------------------------
Manulife Financial and the block design are registered service marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries.

                              SUPPLEMENTARY BENEFIT

                          SUPPLEMENTARY TERM INSURANCE

This benefit is part of your policy. Except where the benefit provides otherwise, it is subject to all the provisions of your policy.

The life insured for this benefit is the same person who is the life insured under your policy, as shown in the Policy Information section.

EFFECTIVE DATE. The Effective Date for this benefit is shown in the Policy Information section.

BENEFIT. This benefit provides an additional insurance amount which is level term life insurance. On receiving due proof that the life insured died while the benefit was in force, we will pay the benefit amount to the same beneficiary and in the same manner as the proceeds payable under your policy.

BENEFIT AMOUNT.  The Benefit Amount is shown in the Policy Information section.

CHANGING THE BENEFIT AMOUNT. The Benefit Amount can be increased or decreased only when a corresponding change occurs under your policy resulting from your Written Request to change the policy Face Amount. The change in the Benefit Amount will be subject to the following:

(a) the amount of the change will be in the same percentage as the change in the Face Amount under your policy;

(b) the change will be subject to the same policy conditions that apply to changing the Face Amount of your policy;

(c) the change will take effect on the same Effective Date as the Face Amount change under your policy; and

(d) a decrease in the Face Amount of your policy could cause this benefit to terminate as described in the Termination section below.

BENEFIT COST. The monthly cost of the benefit is one of the Monthly Deductions under your policy. The monthly cost is equal to (a) multiplied by (b), where:

(a)   is the monthly cost of insurance rate per $1,000 of benefit amount; and

(b)   is the benefit amount divided by $1,000.

Solely for purposes of determining the monthly cost for this benefit:

(a) if the Death Benefit selected is Option 1, then at the beginning of any Policy Month in which the Policy Value exceeds the Face Amount of your policy, we will consider the Benefit Amount to be reduced by such excess; or

(b) if the Death Benefit selected is Option 3, then at the beginning of any Policy Month in which the Policy Value exceeds the Face Amount of your policy plus the sum of the premiums paid to date, we will consider the Benefit Amount to be reduced by such excess.

The rates for the Cost of Insurance are based on the life insured's Age, Sex, Risk Classification, and the duration that the coverage has been in force. The rates for the Cost of Insurance under this benefit will always be less than or equal to the rates for the Cost of Insurance under the policy. We will re-determine Cost of Insurance rates from time to time, on a basis that does not discriminate unfairly within any class of lives insured.

The Cost of Insurance calculation will reflect any Additional Rating shown in the Policy Information section. The Cost of Insurance rates will never exceed those shown in the Table Of Guaranteed Maximum Cost Of Insurance Rates on page 4 of your policy, increased for any Additional Rating.

VALIDITY. We cannot contest the validity of this benefit after it has been in force during the life insured's lifetime for two years from the Effective Date of this benefit.


                                                                     (continued)

                          SUPPLEMENTARY TERM INSURANCE


For an increase in the Benefit Amount, the validity period will start on the Effective Date of the increase.

SUICIDE. If the life insured dies by suicide, while sane or insane, within two years after the Effective Date of this benefit, this benefit will terminate and we will pay only the amount of Monthly Deductions charged for the benefit.

If the life insured dies by suicide, while sane or insane, within two years after the effective date of an increase in Benefit Amount, for that increase we will pay only the Monthly Deductions taken for the increase.

NO-LAPSE GUARANTEE. The No-Lapse Guarantee in your policy applies to this benefit only during the first two Policy Years.

DEATH BENEFIT GUARANTEE. If the Death Benefit Guarantee is included in your policy, it does not apply to this benefit.

DEFAULT. This benefit will not go into default during the first two Policy Years if the No-Lapse Guarantee requirements are met under your policy. Otherwise, this benefit will go into default if, at the beginning of any Policy Month, the Net Cash Surrender Value under your policy would go to zero or below after we take the Monthly Deduction that is due for that month. After the second Policy Year, this benefit could go into default even if your policy does not go into default.

GRACE PERIOD. We will allow 61 days from the date that this benefit goes into default, for you to pay the amount that is required to bring this benefit out of default or it will terminate. At least 30 days prior to the termination of coverage, we will send a notice to your last known address, specifying the amount you must pay to bring this benefit out of default. If we have notice of a policy assignment on file at our Service Office, we will also mail a copy of the notice of the amount due to the assignee of record.

The amount required to bring this benefit out of default is equal to (a) plus
(b) plus (c) where:

(a) is the amount necessary to bring the Net Cash Surrender Value under your policy to zero, if it is less than zero, at the date of default of this benefit; and

(b) is the monthly cost of this benefit due on the date of default of this benefit, plus the cost for the next two Policy Months; and

(c)   is the applicable Premium Charge.

TERMINATION.  The benefit terminates on the earliest of:

(a)   termination of your policy, or

(b) the end of the grace period for which you have not paid the amount necessary to bring this benefit out of default;

(c) the date there is a decrease in the Face Amount of your policy which would cause the amount of this benefit to fall below the Minimum Benefit shown in the Policy Information section;

(d) the Policy Anniversary nearest the date the life insured reaches Attained Age 100; or

(e) the Policy Anniversary following the date we receive your Written Request for termination of this benefit.

This benefit cannot be reinstated after it terminates.





                             THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

                                             /s/ ??????????

                                               President

                              SUPPLEMENTARY BENEFIT

                             CASH VALUE ENHANCEMENT



This benefit is part of your policy. Except where the benefit provides otherwise, it is subject to all the provisions of your policy.

EFFECTIVE DATE.  The benefit takes effect on the Policy Date.

BENEFIT. This benefit enhances the Cash Surrender Value accumulated under the policy during the Surrender Charge Period. The enhancement is provided by deducting a Surrender Charge that is less than the Surrender Charge that would otherwise have applied had this benefit not been selected. The enhancement in Cash Surrender Value is equal to the Surrender Charge multiplied by the Cash Value Enhancement Factor shown on page 3.2.

BENEFIT COST. The cost of the benefit is incorporated into the various guaranteed changes shown on page 3.1A.

TERMINATION. This benefit terminates on termination of the policy. It cannot be terminated prior to the termination of the policy.




                             THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

                                             /s/ ??????????

                                               President

                              SUPPLEMENTARY BENEFIT

                           CASH VALUE ENHANCEMENT PLUS



This benefit is part of your policy. Except where the benefit provides otherwise, it is subject to all the provisions of your policy.

EFFECTIVE DATE.  The benefit takes effect on the Policy Date.

BENEFIT. This benefit enhances the Cash Surrender Value accumulated under the policy during the Surrender Charge Period. The enhancement is provided by deducting a Surrender Charge that is less than the Surrender Charge that would otherwise have applied had this benefit not been selected. The enhancement in Cash Surrender Value is equal to the Surrender Charge multiplied by the Cash Value Enhancement Factor shown on page 3.2.

BENEFIT COST. The cost of the benefit is incorporated into the various guaranteed charges shown on page 3.1A.

TERMINATION. This benefit terminates on termination of the policy. It cannot be terminated prior to the termination of the policy.



                             THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

                                             /s/ ??????????

                                               President

                                   ENDORSEMENT


                                     UNISEX



In order to provide insurance on a unisex basis, all references to the sex of the life insured in this policy and in any forms attached to it are hereby withdrawn. This policy is further amended as described below.


      AFFECTED PROVISION                           AMENDMENT


Age and Sex                           Reference to the life insured's sex
                                      does not apply. No change will be made
                                      because of a misstatement of sex.

How Values are Computed               The Commissioners 1980 Standard
                                      Ordinary Smoker/Non-Smoker Mortality
                                      Table B is used for determining the
                                      minimum Cash Surrender Values and the
                                      Guaranteed Maximum Cost of Insurance
                                      Rates.


                             THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA



                                               President